                                                                    EXHIBIT 10.1


                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                            dated as of June 1, 2000


                                      among


                          DELPHI FINANCIAL GROUP, INC.,


                            THE LENDERS NAMED HEREIN,


                              THE BANK OF NEW YORK
                                       and
                              FLEET NATIONAL BANK,


                                  as Co-Agents


                                       and


                             BANK OF AMERICA, N.A.,

                  as Administrative Agent and Collateral Agent

                         BANC OF AMERICA SECURITIES LLC

                                       as

                    Sole Lead Arranger and Sole Book Manager

The following Table of Contents has been inserted for convenience only and does not constitute a part of this Agreement.

                                TABLE OF CONTENTS

                                                                                                                        Page
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
           SECTION 1.               DEFINITIONS AND ACCOUNTING TERMS...................................................    1
           SECTION 1.1              Certain Defined Terms..............................................................    1
           SECTION 1.2              Other Definitional Provisions......................................................   23
           SECTION 1.3              Accounting and Financial Determinations............................................   23
           SECTION 2.               THE COMMITMENTS AND THE LOANS......................................................   23
           SECTION 2.1              Loan Commitment....................................................................   23
           SECTION 2.2              Types of Loans.....................................................................   24
           SECTION 2.3              Procedure for Borrowing............................................................   24
           SECTION 2.4              Funding Reliance...................................................................   25
           SECTION 2.5              Continuation and Conversion Elections..............................................   25
           SECTION 2.6              Repayment of Loans.................................................................   27
           SECTION 2.7              Loan Accounts; Record Keeping; Restated Notes......................................   27
           SECTION 3.               INTEREST AND FEES, ETC.............................................................   28
           SECTION 3.1              Interest Rates.....................................................................   28
           SECTION 3.2              Default Interest Rate..............................................................   29
           SECTION 3.3              Interest Payment Dates.............................................................   29
           SECTION 3.4              Setting and Notice of Rates........................................................   29
           SECTION 3.5              Computation of Fees and Interest...................................................   30
           SECTION 3.6              Fees...............................................................................   30
           SECTION 4.               REDUCTION OR TERMINATION OF THE COMMITMENTS; PAYMENTS AND PREPAYMENTS..............   31
           SECTION 4.1              Voluntary Reduction or Termination of the Commitments..............................   31
           SECTION 4.2              Voluntary Prepayments..............................................................   31
           SECTION 4.3              Mandatory Prepayments..............................................................   31
           SECTION 4.4              Mandatory Reduction in the Commitments.............................................   33
           SECTION 4.5              Payments by the Borrower...........................................................   34
           SECTION 4.6              Sharing of Payments................................................................   35
           SECTION 4.7              Setoff.............................................................................   35
           SECTION 4.8              Net Payments.......................................................................   36
           SECTION 5.               CHANGES IN CIRCUMSTANCES...........................................................   36
           SECTION 5.1              Increased Costs....................................................................   36
           SECTION 5.2              Change in Rate of Return...........................................................   37
           SECTION 5.3              Basis for Determining Interest Rate Inadequate or Unfair...........................   38
           SECTION 5.4              Changes in Law Rendering Certain Loans Unlawful....................................   38
           SECTION 5.5              Funding Losses.....................................................................   39
           SECTION 5.6              Right of Lenders to Fund Through Other Offices.....................................   39
           SECTION 5.7              Discretion of Lenders as to Manner of Funding......................................   39
           SECTION 5.8              Conclusiveness of Statements; Survival of Provisions...............................   39
           SECTION 5.9              Replacement of Lenders.............................................................   39

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
           SECTION 6.               COLLATERAL AND OTHER SECURITY......................................................   40
           SECTION 6.1              Borrower...........................................................................   40
           SECTION 6.2              Further Assurances.................................................................   40
           SECTION 7.               REPRESENTATIONS AND WARRANTIES.....................................................   41
           SECTION 7.1              Organization, etc..................................................................   41
           SECTION 7.2              Authorization......................................................................   41
           SECTION 7.3              No Conflict........................................................................   41
           SECTION 7.4              Governmental Consents..............................................................   41
           SECTION 7.5              Validity...........................................................................   41
           SECTION 7.6              Financial Statements...............................................................   42
           SECTION 7.7              Material Adverse Change............................................................   44
           SECTION 7.8              Litigation and Contingent Obligations..............................................   44
           SECTION 7.9              Liens..............................................................................   44
           SECTION 7.10             Subsidiaries.......................................................................   44
           SECTION 7.11             Pension and Welfare Plans..........................................................   44
           SECTION 7.12             Investment Company Act.............................................................   45
           SECTION 7.13             Public Utility Holding Company Act.................................................   45
           SECTION 7.14             Margin Regulation..................................................................   45
           SECTION 7.15             Collateral.........................................................................   45
           SECTION 7.16             Taxes..............................................................................   45
           SECTION 7.17             Accuracy of Information............................................................   46
           SECTION 7.18             Environmental Warranties...........................................................   46
           SECTION 7.19             Proceeds...........................................................................   47
           SECTION 7.20             Insurance..........................................................................   48
           SECTION 7.21             Securities Laws....................................................................   48
           SECTION 7.22             Governmental Authorizations........................................................   48
           SECTION 7.23             Representations in Other Agreements True and Correct...............................   48
           SECTION 7.24             Business Locations; Trade Names....................................................   48
           SECTION 7.25             Solvency...........................................................................   48
           SECTION 7.26             Insurance Licenses.................................................................   48
           SECTION 7.27             Compliance with Laws...............................................................   49
           SECTION 7.28             No Default.........................................................................   49
           SECTION 7.29             Pledged Shares.....................................................................   49
           SECTION 7.30             Indebtedness Permitted.............................................................   49
           SECTION 7.31             Replacement of Schedules...........................................................   50
           SECTION 8.               AFFIRMATIVE COVENANTS..............................................................   50
           SECTION 8.1              Reports, Certificates and Other Information........................................   50
           SECTION 8.2              Corporate Existence; Foreign Qualification.........................................   56
           SECTION 8.3              Books, Records and Inspections.....................................................   57
           SECTION 8.4              Insurance..........................................................................   57
           SECTION 8.5              Taxes and Liabilities..............................................................   57
           SECTION 8.6              Pension Plans and Welfare Plans....................................................   58
           SECTION 8.7              Compliance with Laws...............................................................   58
           SECTION 8.8              Maintenance of Permits.............................................................   58
           SECTION 8.9              Environmental Compliance...........................................................   58

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
           SECTION 8.10             Dividends..........................................................................   58
SECTION 9.                          NEGATIVE COVENANTS.................................................................   58
           SECTION 9.1              Liens..............................................................................   58
           SECTION 9.2              Consolidation, Merger, etc.........................................................   60
           SECTION 9.3              Asset Disposition, etc.............................................................   61
           SECTION 9.4              Dividends, etc.....................................................................   61
           SECTION 9.5              Investments........................................................................   62
           SECTION 9.6              Other Senior Indebtedness; Subsidiary Senior Notes;
                     Trust Documents; Master Letter of
                     Credit Agreement; Pari Passu Credit Agreement.....................................................   63
           SECTION 9.7              Take or Pay Contracts..............................................................   63
           SECTION 9.8              Regulation U.......................................................................   63
           SECTION 9.9              Subsidiaries.......................................................................   64
           SECTION 9.10             Other Agreements...................................................................   64
           SECTION 9.11             Business Activities................................................................   64
           SECTION 9.12             Change of Location or Name.........................................................   64
           SECTION 9.13             Transactions with Affiliates.......................................................   65
           SECTION 9.14             Books of Business..................................................................   65
           SECTION 9.15             Ownership of RSL, SIG Holdings and Safety National.................................   65
SECTION 10.                         FINANCIAL COVENANTS................................................................   65
           SECTION 10.1             Minimum Surplus....................................................................   65
           SECTION 10.2             Consolidated Equity of the Borrower................................................   65
           SECTION 10.3             Debt to Capital....................................................................   66
           SECTION 10.4             Risk-Based Capital.................................................................   66
           SECTION 10.5             Cash Coverage Ratio................................................................   66
SECTION 11.                         CONDITIONS.........................................................................   66
           SECTION 11.1             Effectiveness of Agreement; Initial Borrowing......................................   66
           SECTION 11.2             Acquisition Loans..................................................................   68
           SECTION 11.3             All Loans..........................................................................   69
SECTION 12.                         EVENTS OF DEFAULT AND THEIR EFFECT.................................................   69
           SECTION 12.1             Events of Default..................................................................   69
           SECTION 12.2             Effect of Event of Default.........................................................   71
SECTION 13.                         THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT......................................   72
           SECTION 13.1             Authorization and Action...........................................................   72
           SECTION 13.2             Liability of the Agents............................................................   72
           SECTION 13.3             Bank of America and Affiliates.....................................................   72
           SECTION 13.4             Lender Credit Decision.............................................................   73
           SECTION 13.5             Indemnification....................................................................   73
           SECTION 13.6             Successor Agents...................................................................   73
           SECTION 13.7             Collateral Matters.................................................................   74
           SECTION 13.8             Co-Agents..........................................................................   74
SECTION 14.                         ASSIGNMENTS AND PARTICIPATIONS.....................................................   75
           SECTION 14.1             Assignments........................................................................   75
           SECTION 14.2             Participations.....................................................................   76


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
           SECTION 14.3             Disclosure of Information..........................................................   77
           SECTION 14.4             Foreign Transferees................................................................   77
SECTION 15.                         MISCELLANEOUS......................................................................   78
           SECTION 15.1             Waivers and Amendments.............................................................   78
           SECTION 15.2             Notices............................................................................   79
           SECTION 15.3             Regulation U.......................................................................   79
           SECTION 15.4             Payment of Costs and Expenses......................................................   79
           SECTION 15.5             Indemnity..........................................................................   80
           SECTION 15.6             Subsidiary References..............................................................   80
           SECTION 15.7             Captions...........................................................................   80
           SECTION 15.8             GOVERNING LAW......................................................................   80
           SECTION 15.9             Counterparts.......................................................................   80
           SECTION 15.10            SUBMISSION TO JURISDICTION; WAIVER OF VENUE........................................   81
           SECTION 15.11            Service of Process.................................................................   81
           SECTION 15.12            Successors and Assigns.............................................................   82
           SECTION 15.13            WAIVER OF JURY TRIAL...............................................................   82
           SECTION 15.14            Replacement of Existing Credit Agreement...........................................   82

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                             SCHEDULES AND EXHIBITS

SCHEDULES
SCHEDULE 2.1         Lenders and Percentages
SCHEDULE 7.6         Dividends
SCHEDULE 7.8         Litigation & Contingent Obligations
SCHEDULE 7.10        Subsidiaries
SCHEDULE 7.11        ERISA
SCHEDULE 7.16        Taxes
SCHEDULE 7.18        Environmental Matters
SCHEDULE 7.20        Insurance
SCHEDULE 7.24        Business Locations; Trade Names
SCHEDULE 7.26        Licenses
SCHEDULE 9.1         Liens



EXHIBITS

EXHIBIT A            Form of Restated Note
EXHIBIT B            Form of Notice of Borrowing
EXHIBIT C            Form of Continuation/Conversion Notice
EXHIBIT D            Form of Compliance Certificate
EXHIBIT E-1          Form of Opinion of Chad Coulter, counsel to the Borrower and SIG
                     Holdings and general counsel to the Reliance Standard Insurance Companies
EXHIBIT E-2          Form of Opinion of Jeffrey Otto, general counsel to Safety National
EXHIBIT F            Form of Officer's Certificate
EXHIBIT G            Form of Assignment Agreement
EXHIBIT H            Form of Amended and Restated Borrower Pledge Agreement
EXHIBIT I            Form of Amended and Restated SIG Holdings Pledge Agreement
EXHIBIT J            Form of Preliminary Financing Request
EXHIBIT K            Form of Confidentiality Letter
EXHIBIT L            Form of Collateral Sharing Agreement
EXHIBIT M            Form of Intercreditor Agreement

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
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


           THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 1, 2000 (the "Fourth Restatement Date"), among DELPHI FINANCIAL GROUP, INC., a Delaware corporation (herein, called the "Borrower"), the lenders party hereto (herein, together with any Eligible Assignees thereof, collectively called the "Lenders" and each individually called a "Lender"), THE BANK OF NEW YORK and FLEET NATIONAL BANK, as co-agents for the Lenders (herein, collectively called the "Co-Agents" and each individually called a "Co-Agent"), and BANK OF AMERICA, N.A. (herein, called "Bank of America"), as administrative agent for the Lenders (herein in such capacity, together with any successors thereto in such capacity, called the "Administrative Agent"), and as collateral agent for the Lenders (herein in such capacity, together with any successors thereto in such capacity, called the "Collateral Agent").

                                    Recitals

           WHEREAS, the Borrower, the Administrative Agent, the Co-Agents and the Lenders entered into a Third Amended and Restated Credit Agreement, dated as of December 5, 1996 (as amended or modified through the date hereof, the "Existing Credit Agreement");

           WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Co-Agents and the Lenders desire to enter into this Agreement in amendment and restatement of the Existing Credit Agreement, subject to the terms and conditions contained in this Agreement;

           NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. DEFINITIONS AND ACCOUNTING TERMS

           SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Acquired Person" shall mean any Person acquired upon the consummation of an Acquisition permitted by the terms of this Agreement.

           "Acquisition" shall mean any transaction or series of transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity securities (or warrants, options, or other rights to acquire any of the foregoing) of any Person, or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination of the Borrower or one of its Subsidiaries with another Person (other than a Person that is a Subsidiary of the Borrower immediately prior to such merger or consolidation); provided that the Borrower or such Subsidiary is the surviving entity, in each case subject to and to the extent permitted by the terms of this Agreement.

           "Adjusted Capital" shall mean, as to any of the Reliance Standard Insurance Companies as of any date, the total amount shown on line 27, page 22, column 1 of the Annual Statement of each of the Reliance Standard Insurance Companies and, as to Safety National as of any date, the total amount shown on line 25, page 21, column 1 of the Annual Statement of Safety National, or, in each case, an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

           "Administrative Agent" - see Preamble.

           "Administrative Agent's Office" shall mean 231 South LaSalle Street, Chicago, Illinois 60697, or such other address designated by the Administrative Agent (or any successor agent) to the Borrower and the Lenders from time to time.

           "Affected Lender" - see Section 5.4.

           "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns, holds, controls, is controlled by or is under common control with such Person (including all beneficial control as a trustee, guardian or other fiduciary). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; or (b) to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, membership interests, by contract or otherwise.

           "Agent-Related Persons" shall mean the Administrative Agent and the Collateral Agent (including any successor agent), together with their Affiliates (including in the case of Bank of America in its capacity as Administrative Agent and Collateral Agent, the Arranger), and officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           "Agreement" shall mean this Fourth Amended and Restated Credit Agreement, as the same may be amended or modified from time to time in whole or in part.

           "Amended and Restated Borrower Pledge Agreement" - see Section
6.1(a).

           "Amended and Restated SIG Holdings Pledge Agreement" - See Section 6.1(c).

           "Amounts Available for Dividends" shall mean, as to any Person, the maximum amount of dividends such Person is or eventually would be permitted to pay without necessitating approval of the Department under the then-current rules regulating such dividends whether or not such dividends are taken at such time.

           "Annual Statement" shall mean, as to any insurance company, the annual financial statement of such insurance company as required to be filed with the Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for 1999 Life, Accident and Health Insurance Company Annual Statements or 1999 Property and Casualty Insurance Company Annual

Statements, as applicable. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 1999 Annual Statement of such insurance company.

           "Applicable Base Rate Margin" - see Section 3.1(d).

           "Applicable Insurance Codes" shall mean, as to any insurance company, the insurance code of any state where such insurance company is domiciled or doing insurance business and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Applicable Insurance Code shall be construed to also refer to successor sections.

           "Applicable Offshore Rate Margin" - see Section 3.1(c).

           "Arranger" shall mean Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

           "Assignment Agreement" - see Section 14.1.

           "Average Life" shall mean, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such scheduled principal payment by (b) the sum of all such scheduled principal payments.

           "Bank of America" - see preamble.

           "Base Rate" shall mean, for any day, the higher of (a) 0.50% per annum above the latest Federal Funds Effective Rate and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the date specified in the public announcement of such change.

           "Base Rate Loan" shall mean a Loan that bears interest based on the Base Rate.

           "Borrower" - see Preamble.

           "Borrowing" shall mean a borrowing hereunder consisting of Loans of the same type made to the Borrower on the same day by the Lenders pursuant to
Section 2, and, with respect to Offshore Rate Loans, having the same Interest Period.

           "Borrowing Date" shall mean any date on which a Borrowing occurs under Section 2.3.

           "Breakage Costs" - see Section 5.5.

           "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the state where the Administrative Agent's Office is located are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, shall mean such a day on which dealings are carried on in the applicable offshore dollar interbank market.

           "Calculation Period" shall mean, with respect to any ratio or calculation, the period for which such ratio or calculation is being calculated.

           "Capital and Surplus" shall mean, as to any of the Reliance Standard Insurance Companies as of any date, the total amount shown on line 38, page 3, column 1 of the Annual Statement of each of the Reliance Standard Insurance Companies and, as to Safety National as of any date, the total amount shown on line 27, page 3, column 1 of the Annual Statement of Safety National, or, in each case, an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

           "Capitalized Lease Liabilities" shall mean, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

           "Cash Coverage Ratio" shall mean, for any Calculation Period, the ratio of (a) (i) Amounts Available for Dividends of RSL-Texas and Safety National, plus (ii) Consolidated Non-Insurance EBITDA; provided that Consolidated Non-Insurance Net Income shall only include the Net Income of any Subsidiary of the Borrower to the extent (and solely to the extent) of the aggregate amount of cash actually distributed or which could have been distributed without restriction by such Subsidiary during such period to the Borrower (including without limitation cash amounts which could have been generated as of the end of the Calculation Period from the liquidation of Investments held during such period by such Subsidiary; provided, that for purposes of this clause (ii) only, such amounts shall be determined without regard to any requirement of prior notice that would have been applicable to the liquidation by the Borrower or any such Subsidiary of any such Investment, so long as, except in the case of the Tersk Investment, such prior notice requirement did not entail a notice period of longer than ninety (90) days), plus (iii) without duplication, cash revenues of the Borrower, and plus (iv) cash interest expense of the Borrower and on the SIG Notes, multiplied by the Borrower's federal marginal income tax rate, less (v) without duplication, unreimbursed cash operating expenses of the Borrower; provided any such reimbursement shall have been made in cash to the Borrower, in each case calculated for the four consecutive Fiscal Quarters immediately preceding the date of calculation, to (b) the cash interest expense on Consolidated Funded Debt of the Borrower and its Non-Insurance Subsidiaries for the next succeeding four consecutive Fiscal Quarters (excluding cash interest expense of the Borrower on Preferred Securities and on the Indebtedness of the type issued in connection with such Preferred Securities).

           "Cash Equivalents" shall mean (a) securities with maturities of six
(6) months or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any Lender or any other commercial bank whose unsecured long-term debt obligations are rated at least BBB- by Standard & Poor's or Baa3 by Moody's having maturities of six (6) months or less from the date of acquisition, and (c) commercial paper rated at least "A-2" by Standard & Poor's or "P-2" by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments.

           "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

           "CERCLIS" shall mean the Comprehensive Environmental Response Compensation Liability Information System List.

           "Change in Control" shall be deemed to have occurred at such times as: (a) the Borrower ceases to own, free and clear of all Liens (other than Liens created under the Amended and Restated Borrower Pledge Agreement and the Pari Passu Borrower Pledge Agreement), at least 100% of the outstanding shares of voting stock and voting power of RSL-Texas on a fully diluted basis (other than as a result of any (i) merger of RSL-Texas into, or consolidation of RSL-Texas with, RSL or (ii) liquidation or dissolution of RSL-Texas whereby all of the capital stock and other equity interests of RSL owned by RSL-Texas immediately prior to such liquidation or dissolution are distributed to the Borrower); (b) except for the Persons referenced in clause (c) of this definition, any Person, or two or more Persons, acting in concert, acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 40% or more of the voting power of the outstanding voting stock of the Borrower on a fully diluted basis, (c) the Parent and Robert Rosenkranz, together with their respective Affiliates, cease to beneficially own (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) at least 33-1/3% of the voting power of the outstanding voting stock of the Borrower on a fully diluted basis; or (d) individuals who as of the Effective Date constitute the Borrower's Board of Directors (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), for any reason, cease to constitute a majority of the directors at any time then in office.

           "Charges" - see Section 4.8.

           "Closing Date" shall mean June 1, 2000.

           "Co-Agents" or "Co-Agent" - see Preamble.

           "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or, as the context requires, applicable provisions of prior laws.

           "Collateral" shall mean all of the collateral security described or provided for in Section 6 together with all property and/or rights on or in which a Lien is now or hereafter granted by any Person to the Collateral Agent (or to any agent, trustee or other party acting on behalf of the Collateral Agent) for the benefit of the Lenders, pursuant to the Pledge Agreements or any other instruments or documents provided for herein or delivered hereunder or in connection herewith.

           "Collateral Agent" - see Preamble.

           "Collateral Sharing Agreement" shall mean that certain Collateral Sharing Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent, and Bank of America in its capacity as collateral agent under the Pari Passu Credit Agreement, as the same may be amended or modified from time to time.

           "Commitments" - see Section 2.1.

           "Compliance Certificate" - see Section 8.1.5.

           "Consolidated Equity" shall mean, with respect to the Borrower, the sum of (a) stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with GAAP, but excluding any unrealized gains (losses) on securities as determined in accordance with FAS 115 and (b) the component of the capitalization reflected on the Borrower's consolidated balance sheet constituting Preferred Securities, so long as such Preferred Securities, the Indebtedness of the Borrower issued in connection with such Preferred Securities, and the Contingent Obligation, if any, of the Borrower incurred in connection with the issuance of the Preferred Securities would not, in any case, be included as a liability on the Borrower's consolidated balance sheet in accordance with GAAP.

           "Consolidated Funded Debt" shall mean, without duplication, the sum of (a) all Borrowings hereunder, (b) all Indebtedness under the Other Senior Indebtedness, (c) all drawn and unreimbursed Letters of Credit under the Master Letter of Credit Agreement, (d) all Indebtedness under the Pari Passu Credit Agreement and (e) Indebtedness as defined under clauses (a) and (b) of the definition thereof, all as calculated on a consolidated basis in accordance with GAAP.

           "Consolidated Non-Insurance EBITDA" shall mean, for any Calculation Period, Consolidated Non-Insurance Net Income for such period plus, to the extent deducted in calculating Consolidated Non-Insurance Net Income for such period, (i) interest expense on Consolidated Funded Debt of the Borrower's Non-Insurance Subsidiaries, (ii) income taxes, (iii) depreciation and (iv) amortization.

           "Consolidated Non-Insurance Net Income" shall mean, for any Calculation Period, the consolidated Net Income of the Borrower's Non-Insurance Subsidiaries.

           "Contingent Obligation" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss), the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability outstanding thereunder as to which such Contingent Obligation applies.

           "Continuation/Conversion Date" shall mean any date on which, under
Section 2.5, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Offshore Rate Loans of the same Type, but with a new Interest Period, Offshore Rate Loans having Interest Periods expiring on such date.

           "Continuation/Conversion Notice" - see Section 2.5(b).

           "Controlled Group" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under section 414(b) or section 414(c) of the Code or section 4001 of ERISA. For purposes of this definition, the term Borrower shall be deemed to include, but not be limited to, any and all Subsidiaries of the Borrower.

           "Debt to Capital Ratio" shall mean, at any date of determination, the ratio of (a) Consolidated Funded Debt to (b)(i) Consolidated Funded Debt, plus
(ii) Consolidated Equity of the Borrower.

           "Default" shall mean any condition or event, which has not been cured or waived, which constitutes an Event of Default or, which with the giving of notice or lapse of time, or both, would become an Event of Default.

           "Department" see Section 7.6(a)(i).

           "Disposition" - see Section 4.3(a).

           "Dollars" and the sign "$" shall mean lawful money of the United States of America.

           "Effective Date" shall mean the date on which all conditions precedent set forth in Section 11 are satisfied or waived by all Lenders or with respect to the payment of any fee payable hereunder, waived by the Person entitled to receive such payment.

           "Eligible Assignee" shall mean (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (f) other lenders or institutional investors consented to in writing in advance by Administrative Agent and Borrower (which consent shall not be unreasonably withheld). No Affiliate of the Borrower shall be an Eligible Assignee.

           "Environmental Claims" shall mean all claims, complaints, notices or inquiries by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by any of the Borrower or any of the Borrower's Subsidiaries.

           "Environmental Laws" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances, codes and guidelines (including common law, consent decrees and administrative orders), together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "Eurocurrency Reserve Percentage" shall mean, for any day for any Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve required (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). Without limiting the effect of the foregoing, the Eurocurrency Reserve Percentage shall reflect any other reserves required to be maintained by the Administrative Agent against
(a) any category of liabilities that includes deposits by reference to which the Offshore Rate (Reserve Adjusted) is to be determined, or (b) any category of extensions of credit or other assets that includes Offshore Rate Loans. For purposes of this Agreement, any Offshore Rate Loans hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to the Administrative Agent from time to time under Regulation D. The Offshore Rate (Reserve Adjusted) shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Percentage.

           "Event of Default" - see Section 12.1.

           "Existing Credit Agreement" - see first recital.

           "Existing Loans" shall mean the loans made by the lenders under the Existing Credit Agreement and evidenced by the Existing Notes.

           "Existing Notes" shall mean the promissory notes in favor of the lenders evidencing the loans under the Existing Credit Agreement.

           "FAS" shall mean any statement or pronouncement of the Financial Accounting Standards Board.

           "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

           "Fiscal Quarter" or "FQ" shall mean any fiscal quarter of a Fiscal Year.

           "Fiscal Year" or "FY" shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1999 Fiscal Year") refer to the Fiscal Year ending on December 31 occurring during such calendar year.

           "Fourth Restatement Date" - See Preamble.

           "FRB" shall mean the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

           "FRSL" shall mean First Reliance Standard Life Insurance Company, a New York insurance company.

           "GAAP" shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

           "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           "Hazardous Material" shall mean: (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation or ordinance (including consent decrees and administrative orders binding upon the Borrower or any of its Subsidiaries) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

           "IBOR" shall mean, with respect to any Interest Period, the rate of interest per annum determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of Bank of America's Offshore Rate Loan for such Interest Period would be offered by Bank of America's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by Bank of America), to major banks in the offshore dollar interbank market at their request at approximately 10:00 A.M. (Chicago time) two (2) Business Days prior to the commencement of such Interest Period.

           "IMR/AVR" shall mean, as to any of the Reliance Standard Insurance Companies at a particular date, the interest maintenance reserve of such Reliance Standard Insurance Companies, computed in accordance with SAP as reported on line 11.4, page 3, column 1 of the Annual Statement, plus the asset valuation reserve of such Reliance Standard Insurance Companies, computed in accordance with SAP as reported on line 24.1, page 3, column 1 of the Annual Statement.

           "Income Taxes" shall mean any Taxes in which the base is measured by Net Income.

           "Indebtedness" shall mean, with respect to any Person at any date, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) all Interest Rate and Currency Exchange Agreement Obligations of such Person; (f) all obligations of such Person secured by a contractual Lien;
(g) all trade payables of such Person; (h) as to the Borrower only, all other items (exclusive of negative goodwill) which, in accordance with

GAAP, would be included as liabilities on the liability side of the balance sheet of such Person; (i) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and Indebtedness secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements) whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse;
(j) any Indebtedness of another Person secured by a Lien on any assets of such first Person, whether or not such Indebtedness is assumed by such first Person;
(k) any Indebtedness of a partnership in which such Person is a general partner; and (l) all Contingent Obligations of such Person whether or not in connection with the foregoing; provided, that Indebtedness of any Person shall not include Permitted Transactions of such Person; and provided, further, that to the extent the calculation of the consolidated Indebtedness of any Person would include both the amount of any Contingent Obligation of such Person and the amount of the underlying Indebtedness to which such Contingent Obligation relates, such calculation shall be made including such amount only once.

           "Indemnified Parties" - see Section 15.5.

           "Indenture" shall mean the Indenture, dated as of October 8, 1993, between the Borrower and State Street Bank and Trust Company of Connecticut, N.A., as trustee, as the same may be amended from time to time in accordance with the terms of this Agreement.

           "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of March 5, 1996, between The Chase Manhattan Bank, N.A. and the Administrative Agent in connection with the predecessor agreement to the Existing Credit Agreement, as the same may be amended or modified from time to time.
           "Interest Payment Date" shall mean, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and each date such Loan is converted into another Type of Loan and, as to any Base Rate Loan, the last Business Day of each calendar month; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

           "Interest Period" shall mean, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Continuation/Conversion Date on which such Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three, six or, if available, twelve months thereafter as selected by the Borrower in its Notice of Borrowing or Continuation/Conversion Notice; provided that:

                      (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                      (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                      (c) no Interest Period for any Loan shall extend beyond the Termination Date.

           "Interest Rate and Currency Exchange Agreement Obligations" shall mean, with respect to any Person, all net liabilities of such Person under interest rate swap agreements, foreign currency exchange agreements, interest rate cap agreements, interest rate collar agreements, options or futures contracts or agreements or arrangements related to interest rates or currency exchange rates.

           "Investment" shall mean, as to any Person, any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise (other than investments by separate accounts of the Reliance Standard Insurance Companies in the ordinary course of business).

           "Investment Grade Preferred Stocks" shall mean preferred stocks which are rated at least "NAIC P2" by the NAIC, "BBB-" by Standard & Poor's, "baa3" by Moody's, "BBB-" by Fitch Investor Services, Inc., "BBB-" by Duff & Phelps Credit Rating Co., Inc., or carrying an equivalent rating by a nationally recognized rating agency, if each of the named rating agencies cease publishing ratings of investments.

           "Investment Grade Securities" shall mean non-equity securities which are rated at least "NAIC 2" by the NAIC, "BBB-" by Standard & Poor's, "Baa3" by Moody's, "BBB-" by Fitch Investor Services, Inc., "BBB-" by Duff & Phelps Credit Rating Co., Inc., or carrying an equivalent rating by a nationally-recognized rating agency, if each of the named rating agencies cease publishing ratings of investments.

           "Investment Subsidiaries" shall mean the Investment Subsidiaries as such term is defined in the Master Letter of Credit Agreement.

           "LC Administrative Agent" shall mean the Administrative Agent as such term is defined in the Master Letter of Credit Agreement.

           "LC Liabilities" shall mean the Liabilities as such term is defined in the Master Letter of Credit Agreement.

           "LC Obligations" shall mean the LC Obligations as such term is defined in the Master Letter of Credit Agreement.

           "Lenders" or "Lender" - see Preamble.

           "Lender Amount" shall mean, at the time of determination, (a) prior to the termination or expiration of the Commitments under this Agreement, the sum of (i) the outstanding Liabilities, plus (ii) the aggregate unused Commitments and (b) after termination or expiration of the Commitments under this Agreement, the outstanding Liabilities.

           "Lender Net Proceeds Portion" shall mean, at the time of determination, an amount equal to the product of (a) the Lender Portion multiplied by (b) the amount of such Net Proceeds.

           "Lender Portion" shall mean the quotient of (a) the Lender Amount, divided by (b) the Total Amount.

           "Lending Office" shall mean, with respect to any Lender, any office designated by such Lender in its sole discretion beneath its signature hereto (or in an Assignment Agreement) or otherwise from time to time by written notice to the Borrower and the Administrative Agent, as a Lending Office for purposes hereunder. A Lender may designate separate Lending Offices for the purposes of making, maintaining or continuing Base Rate Loans or Offshore Rate Loans and, with respect to Offshore Rate Loans, such Lending Office may be a foreign branch or an Affiliate of such Lender or such Lender's holding company.

           "Letters of Credit" shall mean the Letters of Credit as such term is defined in the Master Letter of Credit Agreement.

           "Liabilities" shall mean all obligations of the Borrower and/or any of its Subsidiaries to the Lenders, the Administrative Agent, the Collateral Agent or the Arranger, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement, the Notes, if any, or the other Related Documents.

           "Licenses" - see Section 7.26; individually, a "License".

           "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever.

           "Limited Partnership" shall mean an entity in which any Person holds a Limited Partnership Investment.

           "Limited Partnership Investments" shall mean, as to any Person, Investments in (a) limited partnership interests by such Person in partnerships with general partners other than the Borrower or its Affiliates or (b) any other Person that is managed by an investment manager other than the Borrower or its Affiliates which is engaged primarily in the business of making Investments and performing related activities, in each case, excluding Investments by separate accounts of the Reliance Standard Insurance Companies in such limited partnership interests in the ordinary course of business. For purposes of this Agreement, the Structured Notes shall be deemed to be Limited Partnership Investments.

           "Litigation" shall mean any litigation (including, without limitation, any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation pending or threatened against or involving the Borrower, any of its Subsidiaries or other Affiliates or any of its or their businesses or operations.

           "Loan(s)" - see Section 2.1.

           "Master Letter of Credit Agreement" shall mean that certain Amended and Restated Master Letter of Credit Agreement, dated as of June 1, 2000, among the Borrower, the Investment Subsidiaries, the lenders party thereto, and the LC Administrative Agent, as the same may be further amended or modified from time to time as permitted by this Agreement.

           "Material Adverse Change" or "Material Adverse Effect" shall mean any change, event, action, condition or effect which individually or in the aggregate (a) impairs the validity or enforceability of this Agreement, the Notes, if any, or any other Related Document, or (b) subjects any officer of the Borrower or any of its Subsidiaries to criminal liability which could reasonably be expected to materially and adversely affect the Borrower, any of the Reliance Standard Insurance Companies or Safety National or the Borrower and its Subsidiaries taken as a whole, or (c) materially and adversely affects the consolidated business, operations, prospects or financial condition of the Borrower and its Subsidiaries taken as a whole, or (d) impairs the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under this Agreement or any of the Related Documents.

           "Material Litigation" or "Material Litigation Development" shall mean any Litigation, or development in any Litigation, as the case may be (a) which involves this Agreement, any Related Document or other transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

           "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto.

           "Multiemployer Pension Plan" shall mean a multiemployer plan as defined in section 4001(a)(3) of ERISA with respect to which the Borrower or any other Controlled Group member is or has, within the preceding six years, been required to contribute.

           "NAIC" shall mean the National Association of Insurance Commissioners, or any successor organization.

           "Net Income" shall mean, for any Person for any Calculation Period, the net income (or loss) of such Person for such Calculation Period as determined in accordance with GAAP.

           "Net Proceeds" shall mean, with respect to any Disposition or Sale by any Person, the aggregate amount of cash and readily marketable Cash Equivalents received by such Person in respect of such Disposition or Sale minus the sum of
(a) reasonable costs and expenses (including costs of discontinuance and Taxes other than Income Taxes) incurred in connection with such Disposition or Sale and required to be paid in cash and (b) the estimated Income Tax to be paid by such Person in connection with such Disposition or Sale. Upon calculation of Net Proceeds, the Borrower shall deliver to the Administrative Agent an accounting (a copy of which shall promptly be delivered to the Lenders by the Administrative Agent) of the items deducted from the cash or Cash Equivalents related to such Disposition or Sale pursuant to clauses (a) and (b). For purposes of this definition, the Net Proceeds received by any Person in respect of any Disposition or Sale shall include such cash or Cash Equivalents as may be received ("subsequent cash proceeds") by such Person at any time or from time to time, when such subsequent cash proceeds are actually received, in connection with the sale, transfer, lease or other disposition, or otherwise in respect of any consideration other than cash or readily marketable Cash Equivalents received by such Person in respect of such Disposition or Sale, less the estimated Income Tax to be paid in connection with the receipt of such subsequent cash proceeds that were not theretofore deducted in computing Net Proceeds.

           "1999 Annual Statements" - see Section 7.6(a)(ii).

           "2000 Quarterly Statements" - see Section 7.6(a)(ii).

           "Non-Insurance Subsidiary" shall mean a Subsidiary of the Borrower that is not engaged in the business of assuming insurance or reinsurance risk, and as of the date hereof, shall include all Subsidiaries of the Borrower other than the Reliance Standard Insurance Companies, Safety National and Safety National Re.

           "Non-Use Fee" - see Section 3.6(b).

           "Note Exchange Agreement" shall mean that certain Note Exchange Agreement, dated as of December 30, 1993, between RSL and the Trust pursuant to which RSL acquired the Trust Notes from the Trust and transferred the Subsidiary Senior Notes to the Trust in exchange for the Trust Notes, as the same may be amended or modified from time to time as permitted by this Agreement.

           "Notes" shall mean the promissory notes, if any, in favor of the Lenders, each substantially in the form of Exhibit A, with blanks appropriately completed in conformity herewith, evidencing the Loans, together with any promissory notes issued and accepted by any of the Lenders in replacement of or substitution therefor.

           "Notice of Borrowing" shall mean a notice in substantially the form of Exhibit B hereto.

           "Offshore Rate Loans" shall mean any portion of the Loans which bears interest at a rate determined by reference to the Offshore Rate (Reserve Adjusted).

           "Offshore Rate (Reserve Adjusted)" shall mean, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

           Offshore Rate          =                 IBOR
           (Reserve Adjusted)  1.00 - Eurocurrency Reserve Percentage

The Offshore Rate (Reserve Adjusted) shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Percentage.

           "Other Senior Indebtedness" shall mean, collectively, the Senior Notes and the SIG Notes.

           "Parent" shall mean Rosenkranz & Company, a New York limited partnership.

           "Pari Passu Administrative Agent" shall mean the Administrative Agent as such term is defined under the Pari Passu Credit Agreement.

           "Pari Passu Borrower Pledge Agreement" shall mean the Borrower Pledge Agreement as defined under the Pari Passu Credit Agreement.

           "Pari Passu Credit Agreement" shall mean the Credit Agreement dated as of June 1, 2000 among Delphi Financial Group, Inc., the lenders party thereto, Fleet National Bank and First Union National Bank, as co-syndication agents, and Bank of America, N.A., as administrative agent and collateral agent, as the same may be amended or modified from time to time as permitted by this Agreement.

           "Pari Passu Lender Amount" shall mean, at the time of determination,
(a) prior to the termination or expiration of the Commitments (as defined in the Pari Passu Credit Agreement), the sum of (i) the outstanding Pari Passu Liabilities, plus (ii) the aggregate unused Commitments (as defined in the Pari Passu Credit Agreement) and (b) after termination or expiration of the Commitments under the Pari Passu Credit Agreement, the outstanding Pari Passu Liabilities.

           "Pari Passu Lender Net Proceeds Portion" shall mean, at the time of determination, an amount equal to the product of (a) the Pari Passu Lender Portion multiplied by (b) the amount of such Net Proceeds.

           "Pari Passu Lender Portion" shall mean the quotient of (a) the Pari Passu Lender Amount, divided by (b) the Total Amount.

           "Pari Passu Liabilities" shall mean the Liabilities as defined under the Pari Passu Credit Agreement.

           "Pari Passu Loans" shall mean the Loan as defined in the Pari Passu Credit Agreement.

           "Pari Passu Pledge Agreements" shall mean, collectively, the Pari Passu Borrower Pledge Agreement and the Pari Passu SIG Holdings Pledge Agreement.

           "Pari Passu SIG Holdings Pledge Agreement" shall mean the SIG Holdings Pledge Agreement as defined in the Pari Passu Credit Agreement.

           "Payment Date" shall mean the date of each payment in each calendar year as set forth in Section 2.6, or, if any such day is not a Business Day, the next succeeding Business Day.

           "Pension Plan" shall mean a Single Employer Pension Plan, or a Multiemployer Pension Plan to which the Borrower or any other Controlled Group member may have liability.

           "Percentage" shall mean, relative to any Lender, the percentage set forth opposite such Lender's name on Schedule 2.1 (or set forth in an Assignment Agreement, as such Percentage may be adjusted from time to time pursuant to Assignment Agreement(s) executed by such Lender and its Eligible Assignee) and delivered pursuant to Section 14.1.

           "Permitted Liens" - see Section 9.1.

           "Permitted Transactions" shall mean (a) transactions in which an investor sells U.S. Government Securities or mortgage-backed securities, including, without limitation, securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, while simultaneously contracting to repurchase "substantially the same" (as determined by the Public Securities Association and in accordance with GAAP) securities for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, and (d) transactions in which an investor makes loans of securities to a broker dealer under an agreement requiring such loans to be continuously secured by cash collateral or U.S. Government Securities.

           "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

           "Pledge Agreements" shall mean, collectively, the Amended and Restated Borrower Pledge Agreement and the Amended and Restated SIG Holdings Pledge Agreement.

           "Preferred Securities" shall mean the 9.31% Capital Securities, Series A of Delphi Funding L.L.C., and any other preferred securities issued by a limited liability company, business trust or similar entity, all of the common securities of which are owned by the Borrower and which is formed solely for the purpose of issuing such preferred securities and investing the proceeds of such issuance in debt securities of the Borrower; provided that the Borrower's repayment obligations under such debt securities relating to any such other preferred securities shall be subordinated to the Liabilities on terms satisfactory to the Required Lenders.

           "Process Agent" - see Section 15.11.

           "Qualification" shall mean, with respect to any certificate covering any financial statements, a qualification to such certificate or financial statements (such as a "subject to" or "except for" statement therein) (a) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (b) as to the capability of the Person whose financial statements are certified to continue operations as a going concern, or
(c) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default; provided, that neither of the following shall constitute a
Qualification: (i) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred; or (ii) a qualification relating to the outcome or disposition of threatened Litigation, pending Litigation being contested in good faith, pending or threatened claims or contingencies which cannot be determined with sufficient certainty to permit such financial statements to be qualified.

           "Reference Departments" shall mean the Department of the State of Illinois, in the case of RSL, the State of Missouri, in the case of Safety National, the State of New York, in the case of FRSL and the State of Texas, in the case of RSL-Texas.

           "Regulation D" shall mean Regulation D (or any successor regulation) promulgated by the FRB as from time to time in effect.

           "Regulation U" shall mean Regulation U (or any successor regulation) promulgated by the FRB as from time to time in effect.

           "Reinsurance Agreements" shall mean any agreement, contract, treaty, certificate or other arrangement (other than a Surplus Relief Reinsurance Agreement) by which any of the Reliance Standard Insurance Companies or Safety National agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by any one of the Reliance Standard Insurance Companies or Safety National under a policy or policies of insurance or under a reinsurance agreement assumed by any one of the Reliance Standard Insurance Companies. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement (other than a Surplus Relief Reinsurance Agreement) which is treated as such by the applicable Department or Reference Department.

           "Related Documents" shall mean the Notes, if any, the Pledge Agreements, the Tax Sharing Agreements, the Collateral Sharing Agreement, the Intercreditor Agreement and any and all other documents or instruments furnished or required to be furnished pursuant to Section 6 or Section 11, as the same may be amended or modified from time to time.

           "Release" shall mean a "release," as such term is defined in CERCLA.

           "Reliance Standard Insurance Companies" shall mean RSL-Texas, RSL and FRSL.

           "Replaced Lender" - see Section 5.9.

           "Replacement Lender" - see Section 5.9.

           "Reportable Event" shall have the meaning assigned to such term in section 4043 of ERISA, except such term shall not include any event as to which the requirement of giving thirty days notice to the Pension Benefit Guaranty Corporation or any successor thereto has been waived.

           "Required Lenders" shall mean Lenders having more than 50% of the Commitments, or if the Commitments have terminated or expired, more than 50% of the aggregate Loans outstanding at such time.

           "Responsible Officer" shall mean, in the case of any corporate Person, any of the following officers of such Person: the chief executive officer, the president; the chief financial officer; the chief operating officer; the chief investment officer; the general counsel, the secretary; the treasurer or any vice president and, in the case of a partnership, any of the foregoing officers of its general partner. If any of the titles of the preceding officers of such corporate Person are changed after the date hereof, the term "Responsible Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

           "Restated Facility Amount" - see Section 2.1.

           "Risk Assets" shall mean fixed income securities which are not Investment Grade Securities, common stock (other than capital stock of any Federal Home Loan Bank), preferred stock which is not an Investment Grade Preferred Stock, mortgage loans (other than mortgage loans meeting the definition of U.S. Government Securities) and real estate (other than the property at which RSL's primary administrative offices may be located and the property known as 2043 Woodland Parkway, St. Louis, Missouri or any other building and site at which Safety National's primary administrative office may be located); provided, however that the term "Risk Assets" shall not in any case include Investments in the Borrower or its Subsidiaries.

           "Risk-Based Capital" shall mean, with respect to any insurance company, the ratio of Adjusted Capital of such insurance company to the Company Action Level of such insurance company (as determined by the NAIC or the applicable Reference Department). In the event that there is a conflict between the Risk-Based Capital formulas adopted by the NAIC and the applicable Reference Department, the calculation of the Reference Department shall govern.

           "RSL" shall mean Reliance Standard Life Insurance Company, an Illinois insurance company.

           "RSL-Texas" shall mean Reliance Standard Life Insurance Company of Texas, a Texas insurance company.

           "Safety National" shall mean Safety National Casualty Corporation, a Missouri insurance corporation.

           "Sale" - see Section 4.3(b).

           "SAP" shall mean, as to any insurance company, the statutory accounting practices prescribed or permitted by the Reference Department.

           "Senior Notes" shall mean the $85,000,000 original principal amount of 8% Senior Notes due 2003 issued by the Borrower pursuant to the Indenture, as such notes may be amended or modified in accordance with the terms of this Agreement.

           "SIG Holdings" shall mean SIG Holdings, Inc., a Delaware corporation, formerly known as SIG Holdings Acquisition Corp.

           "SIG Note Agreement" shall mean that certain SIG Note Agreement, dated as of May 20, 1994, among SIG Holdings and the Purchasers named in
Schedule I thereto, as the same may be amended or modified in accordance with the terms of this Agreement.

           "SIG Notes" shall mean the $45,000,000 original principal amount 8.50% Senior Secured Notes due May 20, 2003 issued pursuant to the SIG Note Agreement and assumed by SIG Holdings, as such notes may be amended or modified in accordance with the terms of this Agreement.

           "SIG Notes Pledge Agreement" shall mean that certain Pledge Agreement, dated as of May 20, 1994, between SIG Holdings and The Chase Manhattan Bank, N.A., as collateral agent, as the same may be amended or modified in accordance with the terms of this Agreement.

           "Single Employer Pension Plan" shall mean a pension plan as such term is defined in section 3(2) of ERISA, other than a multiemployer plan as defined in section 4001(a)(3) of ERISA, to which the Borrower or any other Controlled Group member may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

           "Solvent", as to any Person on a particular date, shall mean that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other obligations, Contingent Obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged and (f) such Person has not made any transfer or incurred any obligation, with the intent to hinder, delay or defraud either present or future creditors of such Person. For the purposes of this definition, in computing the amount of any Contingent Obligation at any time, it is intended that such Contingent Obligation will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

           "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Corporation, Inc., and any successor thereto.

           "Statutory Financial Statements" - see Section 7.6(a)(i).

           "Statutory Liabilities" shall mean, as to any of the Reliance Standard Insurance Companies as of any date, the amount reported on line 28, page 3, column 1 of the Annual Statement of each of the Reliance Standard Insurance Companies and, as to Safety National as of any date, the amount reported on line 23, page 3, column 1 of the Annual Statement of Safety National, or, in each case, an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

           "Structured Notes" shall mean the Secured Portfolio Notes, Series 1998-1 issued in 1998 by Bankers Trust Corporation (formerly Bankers Trust New York Corporation) to certain Subsidiaries of the Borrower.

           "Subsidiary" shall mean, as to any Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization (other than a limited partnership or similar entity in which such Person acts solely as a limited partner or in a similar capacity) of which or in which such Person and such Person's Subsidiaries own directly or indirectly an aggregate of more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the capital interest or partnership interest, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest, if it is a trust, association or other unincorporated organization; provided, however that the term "Subsidiary" shall not refer to any Person whose equity interests are held solely by the separate accounts of the Reliance Standard Insurance Companies in the ordinary course of business.

           "Subsidiary Senior Notes" shall mean, collectively, the senior notes of the Investment Subsidiaries originally issued to RSL and acquired by the Trust pursuant to the terms of the Note Exchange Agreement, as the same may be amended or modified from time to time as permitted by this Agreement.

           "Surplus Relief Reinsurance Agreements" shall mean any agreement whereby any of the Reliance Standard Insurance Companies or Safety National assumes or cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined in accordance with the Statement of Financial Accounting Standards 113 or any successor thereto.

           "Tax Claim" - see Section 8.1.23.

           "Tax Returns and Reports" shall mean all returns, reports and information required to be filed with any Governmental Authority with regard to Taxes.

           "Tax Sharing Agreements" shall mean that certain Tax Preparation and Allocation Agreement, dated February 7, 1990, between RSL and RSL-Texas, and that certain Tax Preparation and Allocation Agreement, dated April 4, 1990, among the Borrower and its Subsidiaries party thereto, as amended, certified copies of which have been delivered to the Administrative Agent, and any other similar agreement entered into by the Borrower, any of the Reliance Standard Insurance Companies or Safety National from time to time with the approval of the Administrative Agent, as such agreements may be amended or modified or superseded from time to time as permitted by this Agreement.

           "Taxes" or "Tax" shall mean all taxes of any nature whatsoever and however denominated, including, without limitation, retaliatory, income, premium, withholding, guaranty fund and similar assessments, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any Governmental Authority.

           "Termination Date" shall mean the earlier of (a) April 1, 2003 or (b) the date of termination in whole of the Commitments pursuant to Section 4.1, 4.3, 4.4 or 12.2.

           "Tersk Investment" shall mean the Investment by certain Subsidiaries of the Borrower in equity interests of Tersk LLC, a Delaware limited liability company.

           "Total Amount" shall mean (a) the Lender Amount, plus (b) the Pari Passu Lender Amount.

           "Transferee" - see Section 14.3.

           "Trust" shall mean the Amherst Financial Trust, an Illinois trust formed pursuant to the Trust Agreement.

           "Trust Agreement" shall mean that certain Trust Agreement, dated as of December 30, 1993, between RSL and the Trustee, as the same may be amended or modified from time to time as permitted by this Agreement.

           "Trust Documents" shall mean the Note Exchange Agreement, the Trust Agreement, the Subsidiary Senior Notes, the Trust Notes and the Trust Note Guaranties, as the same may be amended or modified from time to time as permitted by this Agreement.

           "Trust Note Guaranties" shall mean, collectively, the guaranty of each Subsidiary Senior Note made by the Borrower and each of the Investment Subsidiaries (other than the primary obligor on such note) in favor of the Trust, as the same may be amended or modified from time to time as permitted by this Agreement.

           "Trust Notes" shall mean the senior notes of the Trust issued to RSL pursuant to the terms of the Note Exchange Agreement, as the same may be amended or modified from time to time pursuant to this Agreement.

           "Trustee" shall mean the Trustee as such term is defined in the Master Letter of Credit Agreement.

           "Type(s) of Loans" or "Type" - see Section 2.2. The various Types of Loans under this Agreement are as follows: Base Rate Loans and Offshore Rate Loans.

           "UCC" shall mean the Uniform Commercial Code or comparable statute or any successor statutes thereto, as in effect from time to time in the relevant jurisdiction.

           "U.S. Government Securities" shall mean obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof.

           "Welfare Plan" shall mean a "welfare plan," as such term is defined in section 3(1) of ERISA.

           SECTION 1.2 Other Definitional Provisions.

                      (a) All terms defined in this Agreement shall have the above-defined meanings when used in any Related Document, or any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require.

                      (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                      (c) The words "amended or modified" when used in this Agreement or any Related Document shall mean with respect to this Agreement or any Related Document such document as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed.

                      (d) In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

           SECTION 1.3 Accounting and Financial Determinations. For purposes of this Agreement, unless otherwise specified, all accounting terms used herein or in any Related Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.

                    SECTION 2. THE COMMITMENTS AND THE LOANS

           SECTION 2.1 Loan Commitment. Subject to the terms and conditions of this Agreement and relying on the representations and warranties herein set forth, each of the Lenders, severally and for itself alone, agrees to make loans (herein, collectively, called "Loans" and individually called a "Loan") to the Borrower on a revolving basis from time to time from the Effective Date until the Termination Date in such Lender's Percentage of such aggregate amounts as the Borrower may from time to time request from all Lenders. The aggregate principal amount of Loans which any Lender shall be committed to have outstanding to the Borrower shall not at any one time exceed the amount set forth opposite such Lender's name on Schedule 2.1 hereto. The aggregate principal amount of all Loans which shall be committed to be outstanding hereunder to the Borrower shall not at any one time exceed $180,000,000 (or such reduced amount as may be fixed pursuant to Section 2.6, 4.1, 4.4 or 12.2) (the "Restated

Facility Amount"). The foregoing commitment of each Lender is herein called its "Commitment" and, collectively, called the "Commitments".

              Notwithstanding anything in the foregoing to the contrary, the aggregate principal amount of all Loans outstanding at any time shall not exceed $102,000,000 plus up to $78,000,000 (or such reduced amount as may be fixed pursuant to Section 2.6, 4.1, 4.4 or 12.2); provided that such additional $78,000,000 shall be used solely for the purposes permitted by the immediately following sentence (it being acknowledged that, as of the date hereof, Loans representing $56,000,000 of such additional amount have been used for the purpose described in clause (i) of such sentence and remain outstanding). To effect the foregoing, $78,000,000 of the Commitments shall be set aside and reserved for the following uses, and may not be borrowed by the Borrower for any purpose other than: (i) to pay the consideration in connection with the acquisition, construction or improvement of property, or the acquisition of shares of stock or other equity interests by the Borrower to the extent permitted by this Agreement, the Indenture and the SIG Note Agreement and/or
(ii) to redeem the SIG Notes in full.

           SECTION 2.2 Types of Loans. The Loans shall be denominated as Base Rate Loans or Offshore Rate Loans (each being herein called a "Type" of Loan), as the Borrower shall specify in the related Notice of Borrowing or Continuation/Conversion Notice pursuant to Section 2.3 or Section 2.5. Base Rate Loans and Offshore Rate Loans may be outstanding at the same time; provided, that (a) in the case of Offshore Rate Loans, not more than five (5) different Interest Periods shall be outstanding at any one time for all such Loans, and
(b) unless any applicable amounts are paid pursuant to Section 5.5, the Borrower shall specify Types of Loans and Interest Periods such that no payment or prepayment of any principal on any Loan shall result in an interruption of any Interest Period.

           SECTION 2.3 Procedure for Borrowing.

              (a) Each Borrowing shall be made upon the Borrower's irrevocable written notice (or by telephone promptly confirmed in writing) delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m. (Chicago time) (i) two
(2) Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                                 (A) the amount of such Borrowing, which shall
                      be in an aggregate minimum amount of $1,000,000 or any larger integral multiple thereof in excess thereof;

                                 (B) the requested Borrowing Date, which shall
                      be a Business Day;

                                 (C) the Type of Loans comprising such
                      Borrowing; and

                                 (D) with respect to any Borrowing comprised of
                      Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If any Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three (3) months; provided that no Interest Period shall extend beyond the Termination Date.

           (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Percentage of that Borrowing.

           (c) Each Lender will make the amount of its Percentage of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Office by 1:00 p.m. (Chicago time) on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower of like funds as received by the Administrative Agent.

           SECTION 2.4 Funding Reliance. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 11:30 a.m., Chicago time, on the relevant Borrowing Date that such Lender will not make available the amount which would constitute its Percentage of the related Borrowing, the Administrative Agent may assume, subject to the satisfactory fulfillment by the Borrower of the applicable conditions precedent set forth in
Section 11, that such Lender shall make such amount available to the Administrative Agent and, in reliance upon such assumption the Administrative Agent may (but shall not be required to) make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not make such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, (a) if repaid by the Borrower, at the interest rate applicable at the time to the Type of Loans comprising such Borrowing and (b) if repaid by a Lender, at the Federal Funds Effective Rate.

           SECTION 2.5 Continuation and Conversion Elections.

           (a) As to any Loans comprising a Borrowing, the Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with clause
(b) below:

                      (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple thereof in excess thereof) into any other Type of Loans; or

                      (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple thereof in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Offshore Rate Loans, as the case may be, shall terminate.

                      (b) The Borrower shall deliver a Continuation/Conversion Notice in substantially the form of Exhibit C (a "Continuation/Conversion Notice") to be received by the Administrative Agent not later than 11:00 a.m. (Chicago time) at least (i) two (2) Business Days in advance of the Continuation/ Conversion Date, if the Loans are to be converted into or continued as Offshore Rate Loans, and (ii) one Business Day in advance of the Continuation/Conversion Date, if the Loans are to be converted into Base Rate Loans, specifying:


                                 (A) the proposed Continuation/Conversion Date;

                                 (B) the aggregate amount of Loans to be
                      converted or renewed;

                                 (C) the Type of Loans resulting from the
                      proposed conversion or continuation; and

                                 (D) in the case of the continuation of Offshore
                      Rate Loans or conversions into Offshore Rate Loans, the duration of the requested Interest Period.

           (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

           (d) The Administrative Agent will promptly notify each Lender of its receipt of a Continuation/Conversion Notice, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion to Base Rate Loans. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

           (e) Unless the Required Lenders otherwise consent, during the existence of a Default, the Borrower may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

           (f) After giving effect to any conversion or continuation of Loans, there may not be more than five (5) different Interest Periods in effect for all Loans hereunder.

           SECTION 2.6 Repayment of Loans. The outstanding principal amount of the Loans shall be payable (and the Borrower agrees to pay such Loans) on each Payment Date, commencing with the Payment Date occurring on the dates set forth below to and including the

Termination Date, in an amount sufficient to reduce the outstanding principal amount of the Loans plus any unused Commitments to the principal amount set forth opposite the Payment Date set forth below:

                                                Maximum Outstanding
                     Payment Date               Loans
                     ------------               -----
                     October 1, 2000            $150,000,000
                     October 1, 2001            $110,000,000
                     October 1, 2002            $ 60,000,000
                     April 1, 2003              $      0

On each Payment Date, the Commitments shall be correspondingly and permanently reduced in accordance with Section 4.4. The Loans of each Lender shall be payable (and the Borrower agrees to pay all such Loans) on the Termination Date. Notwithstanding any other provision contained in this Agreement to the contrary, any repayment of the Loans pursuant to this Section 2.6 shall be deemed to first repay the principal amount of Loans used to consummate acquisitions, construction or improvement of property or the acquisition of stock and other equity interests permitted under this Agreement (including, without limitation, any Acquisition).

           SECTION 2.7 Loan Accounts; Record Keeping; Restated Notes. (a) The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business and the Administrative Agent. The loan accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount and date of the Loans made by the Lenders to the Borrower and the interest and payments thereon; provided, that in the event of a conflict between information recorded by the Administrative Agent and any Lender as to such Lender's Loans, the records of the Administrative Agent, absent manifest error, shall control. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrower hereunder, including, without limitation, the obligation to pay any amount owing with respect to the Loans.

           (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of loan accounts. Any Lender under the Existing Credit Agreement that requests a Note under this Agreement pursuant to the immediately preceding sentence shall receive such Note in exchange for and replacement of any Restated Revolving Note executed and delivered to such Lender by the Borrower under the Existing Credit Agreement. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Lender is irrevocably authorized by the Borrower to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error with respect to such endorsement; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender.

                       SECTION 3. INTEREST AND FEES, ETC.

           SECTION 3.1 Interest Rates. With respect to each Loan, the Borrower hereby promises to pay interest on the unpaid principal amount thereof for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

                      (a) At all times while such Loan or any portion thereof is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect plus the Applicable Base Rate Margin.

                      (b) At all times while such Loan or any portion thereof is an Offshore Rate Loan, at a rate per annum equal to the Offshore Rate (Reserve Adjusted) from time to time in effect plus the Applicable Offshore Rate Margin.

                      (c) For purposes hereof, the applicable Offshore Rate margin ("Applicable Offshore Rate Margin") shall be determined based on the Debt to Capital Ratio and the higher of the then current rating of the Senior Notes by Moody's and Standard & Poor's, all in the manner reflected in the chart below, or, if each of the named rating agencies cease rating the Senior Notes, carrying an equivalent rating by a nationally recognized rating agency. If the Senior Notes are defeased, repaid or otherwise not rated, then the applicable rating will be that of any other unsecured Indebtedness issued by the Borrower and rated by any of the foregoing rating agencies as provided in the immediately preceding sentence. If, for purposes of such chart, the ratings of any nationally recognized rating agency other than Moody's or Standard & Poor's become applicable, the rating of such agency shall be incorporated by reference into such chart as if set forth therein. If neither Moody's nor Standard & Poor's nor any other nationally recognized rating agency rates the Senior Notes or such other unsecured Indebtedness of the Borrower, the pricing shown below in the far right column will be applicable. Any adjustment in the Applicable Offshore Rate Margin as a result of a change in the Debt to Capital Ratio shall be effective upon the receipt by the Administrative Agent of a Compliance Certificate pursuant to Section 8.1.5 (a copy of which shall promptly be delivered to the Lenders by the Administrative Agent) setting forth the Debt to Capital Ratio, and any adjustment in the Applicable Offshore Rate Margin as a result of a change in the rating of the Senior Notes or such other unsecured Indebtedness, if applicable, by Moody's, Standard & Poor's or such other nationally recognized rating agency shall be effective as of the effective date of the change in such rating; provided that, notwithstanding the foregoing, in no event will the Applicable Offshore Rate Margin be reduced at any time when a Default has occurred and is continuing. For purposes hereof, the initial Applicable Offshore Rate Margin will be 0.45% per annum.

                         APPLICABLE OFFSHORE RATE MARGIN

                                                                       RATING
                                      ----------------------------------------------------------------------
                                                                                               BELOW BB+/Ba1
         DEBT TO CAPITAL RATIO        BBB/Baa2 OR ABOVE      BBB-/                 BB+/        OR NOT RATED
                                                             Baa3                  Ba1
------------------------------------------------------------------------------------------------------------
           .45                              .550%            .700%               1.000%          1.375%

         > .35 but < .45                    .500%            .625%                .875%          1.125%

           .35                              .450%            .500%                .750%          1.000%


                      (d) For purposes hereof, the applicable Base Rate margin ("Applicable Base Rate Margin") shall be equal to the greater of (i) the Applicable Offshore Rate Margin (as determined above) minus 1.00% or (ii) zero (0); provided that any change in the Applicable Base Rate Margin shall be determined in the same manner as set forth in clause (c) above with respect to a change in the Applicable Offshore Rate Margin; provided that, notwithstanding the foregoing, in no event will the Applicable Base Rate Margin be reduced at any time when a Default has occurred and is continuing. For purposes hereof, the initial Applicable Base Rate Margin will be zero (0).

           SECTION 3.2 Default Interest Rate. Notwithstanding the provisions of
Section 3.1, in the event that any Default shall occur, the Borrower hereby promises to pay, upon demand therefor by the Administrative Agent, interest on the unpaid principal amount of the Loans (and interest thereon to the extent permitted by law) for the period commencing on the date of such Default until such Loans are paid in full or such Default is cured or waived in accordance with Sections 12.2 and 15.1 at a rate per annum equal to the Base Rate from time to time in effect (but not less than the Base Rate as at such date of demand), plus the Applicable Base Rate Margin, plus 2% per annum.

           SECTION 3.3 Interest Payment Dates. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Section 4.1, 4.2 or 4.3 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and during the existence of any Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders. After the Termination Date (by acceleration or otherwise), accrued interest on the Loans shall be payable on demand.

           SECTION 3.4 Setting and Notice of Rates. The applicable Offshore Rate shall be determined by the Administrative Agent. Each determination of the applicable Offshore Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. If the Administrative Agent is unable to determine such a rate, the provisions of Section 5.3 shall apply. The Administrative Agent shall, upon written request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Offshore Rate hereunder.

           SECTION 3.5 Computation of Fees and Interest. Fees and interest on Offshore Rate Loans shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest on Base Rate Loans shall be computed for the actual number of days elapsed on the basis of a 365-day year. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

           SECTION 3.6 Fees. The Borrower agrees to pay the following fees (all such fees being nonrefundable):


                      (a) The Borrower agrees to pay the fees set forth in the Proposal Letter for the sole benefit of the Administrative Agent;

                      (b) Without duplication, the Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders ratably according to their respective Percentages, a non-use fee ("Non-Use Fee") on the average daily unused Commitments, payable quarterly in arrears on the last Business Day of each Fiscal Quarter (commencing with the first such date occurring after the Effective Date for the period from the Effective Date through and including such date) and on the Termination Date at a rate per annum equal to an amount determined based on the higher of the then current rating of the Senior Notes by Moody's and Standard & Poor's, all in the manner reflected in the chart below, or, if each of the named rating agencies cease rating the Senior Notes, carrying an equivalent rating by a nationally recognized rating agency. If the Senior Notes are defeased, repaid or otherwise not rated, then the applicable rating will be that of any other unsecured Indebtedness issued by the Borrower and rated by any of the foregoing rating agencies as provided in the immediately preceding sentence. If, for purposes of such chart, the ratings of any nationally recognized rating agency other than Moody's or Standard & Poor's become applicable, the rating of such agency shall be incorporated by reference into such chart as if set forth therein. If neither Moody's nor Standard & Poor's nor any other nationally recognized rating agency rates the Senior Notes or such other unsecured Indebtedness of the Borrower, the Non-Use Fee shown below in the far right column will be applicable. Any adjustment in the Non-Use Fee as a result of a change in the rating of the Senior Notes or such other unsecured Indebtedness, if applicable, by Moody's, Standard & Poor's or such other nationally recognized rating agency shall be effective as of the effective date of the change in such rating; provided that, notwithstanding the foregoing, in no event will the Non-Use Fee be reduced at any time when a Default has occurred and is continuing. For purposes hereof, the initial Non-Use Fee will be .150% per annum.


                                                 RATING
                          -----------------------------------------------------------------
                                                                           BELOW BB+/Ba1 OR
                          BBB/Baa2 OR ABOVE       BBB-/         BB+/         NOT RATED
                                                  Baa3           Ba1
-------------------------------------------------------------------------------------------
         Non-Use Fee            .150%             .175%         .250%          .325%



                      (c) The Borrower agrees to pay to the Administrative Agent for the benefit of those Lenders which consent to the terms of this Agreement an amendment fee (the "Amendment Fee") on the Fourth Restatement Date equal to .10% of the aggregate Commitments of such Lenders to be distributed to such Lenders based upon their respective Commitments.

           SECTION 4. REDUCTION OR TERMINATION OF THE COMMITMENTS; PAYMENTS AND PREPAYMENTS

           SECTION 4.1 Voluntary Reduction or Termination of the Commitments. The Borrower may from time to time prior to the Termination Date on at least three (3) Business Days' prior written or telephonic notice (promptly confirmed in writing) received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the amount of the Commitments (such reduction to be pro rata among the Lenders according to their respective Percentages) to an amount not less than the aggregate unpaid principal amount of the Loans then outstanding. Any such reduction shall be in an aggregate amount of $2,000,000 or an integral multiples of $500,000 in excess thereof. The Borrower may at any time on at least thirty (30) Business Days' prior written notice permanently terminate the Commitments upon payment in full of the Loans (and any fees or interest accrued thereon) and all other Liabilities.

           SECTION 4.2 Voluntary Prepayments. The Borrower may from time to time prepay the Loans in whole or in part; provided, that (a) the Borrower shall give the Administrative Agent (which shall promptly advise each Lender) not less than two (2) Business Days' prior written or telephonic notice (promptly confirmed in writing) thereof, specifying the date and amount of prepayment, (b) unless any prepayment of Offshore Rate Loans shall be accompanied by any amounts to be paid with respect thereto pursuant to Section 5.5, Offshore Rate Loans shall be prepaid only on the last day of the Interest Period relating thereto, (c) each partial prepayment shall be in a principal amount of $1,000,000 or in integral multiples of $100,000 in excess thereof and (d) any prepayment of Offshore Rate Loans shall include accrued interest to the date of prepayment on the amount so prepaid. Any prepayment of the Loans pursuant to this Section 4.2 shall be deemed to first repay the principal amount of Loans used to consummate acquisitions, construction or improvement of property or the acquisition of stock and other equity interests permitted under this Agreement (including, without limitation, any Acquisition).

           SECTION 4.3 Mandatory Prepayments. The Borrower shall make mandatory prepayments of the Loans as follows:

                      (a) If, on any date, the Borrower or any of its Subsidiaries shall sell, assign, lease, transfer, contribute, convey, issue or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (any of the foregoing being a "Disposition"), other than a Disposition (i) permitted under
           Section 9.2, (ii) permitted under Section 9.3, or (iii) to the Borrower or its directly owned Subsidiaries, and such Disposition results in Net Proceeds in excess of $200,000, the Borrower shall promptly notify the Administrative Agent (which shall promptly notify the Lenders) of such Disposition, including the amount of Net Proceeds received by the Borrower or any Subsidiary in respect of such Disposition (and the amount and other type of consideration so received) and, subject to the terms of the Collateral Sharing Agreement, an amount equal to the Lender Net Proceeds Portion shall be promptly applied after the receipt from time to time of such Net Proceeds to repay the outstanding principal of the Loans (together with any interest accrued thereon). To the extent the Lender Net Proceeds Portion of any such Disposition exceeds the amount of the Loans then outstanding (together with any interest accrued thereon), or, at the time of such Disposition the Loans shall have been paid in full, subject to the terms of the Collateral Sharing Agreement, such Net Proceeds, up to 100% of such Net Proceeds, after giving effect to the Pari Passu Lender Net Proceeds Portion from such Disposition concurrently being applied under the Pari Passu Credit Agreement, shall be applied to repay, first, any remaining Liabilities, second, any Pari Passu Loans then outstanding (together with any interest accrued thereon), third, any other remaining Pari Passu Liabilities, fourth, any Letters of Credit drawn and unreimbursed (including any interest accrued thereon) and, fifth, any other remaining LC Liabilities then due and owing.

                      (b) If, on any date, the Borrower or any of its Subsidiaries shall sell, issue or grant options, contingent interest rights, warrants or other rights with respect to any of its equity securities and, with respect to clause (iii) below only, debt securities (any of the foregoing being a "Sale"), the Borrower shall promptly notify the Administrative Agent (which shall promptly notify the Lenders) of such Sale, including the amount of Net Proceeds received by the Borrower or any Subsidiary in respect of such Sale (and the amount and other type of consideration so received) and, subject to the terms of the Collateral Sharing Agreement, an amount equal to the Lender Net Proceeds Portion of such Net Proceeds (or, in the case of a Sale of the type referenced in clause (iii) below, the Lender Net Proceeds Portion of forty percent (40%) of such Net Proceeds in excess of $50,000,000) shall be promptly applied after the receipt from time to time of such Net Proceeds to repay outstanding principal of the Loans (together with any interest accrued thereon). To the extent the Lender Net Proceeds Portion of the Net Proceeds in respect of such Sale as is required to be applied to the Loans under the immediately preceding sentence exceeds the amount of the Loans then outstanding (together with any interest accrued thereon), or, at the time of such Sale, the Loans shall have been paid in full, subject to the terms of the Collateral Sharing Agreement, the amount of such Net Proceeds, up to 100% of such Net

           Proceeds (or, in the case of a Sale of the type referenced in clause
           (iii) below, 40% of such Net Proceeds), after giving effect to the Pari Passu Lender Net Proceeds Portion from such Sale concurrently being applied under the Pari Passu Credit Agreement shall be applied to repay, first, any remaining Liabilities, second, any Pari Passu Loans then outstanding (together with any interest accrued thereon), third, any other remaining Pari Passu Liabilities, fourth, any Letters of Credit drawn and unreimbursed (including any interest accrued thereon) and, fifth, any other remaining LC Liabilities then due and owing. Notwithstanding anything contained in this Section 4.3(b) to the contrary, no prepayment hereunder shall be required with respect to: (i) the issuance of common stock or preferred stock of the Borrower or any options, contingent interest rights, warrants or other rights related thereto; (ii) the issuance of Preferred Securities; (iii) the issuance of debt securities of the Borrower; provided, that unless such debt securities (A) are issued to refinance existing Indebtedness of the Borrower constituting Consolidated Funded Debt or (B) require that no payment of principal be made with respect to such debt securities on or prior to the Termination Date, not less than the Lender Net Proceeds Portion of forty percent (40%) of the Net Proceeds therefrom in excess of $50,000,000 shall be applied to prepay the principal of the Loans (together with any interest accrued on such principal) as provided above; (iv) a Sale which results in Net Proceeds of less than $200,000; (v) Sales to the Borrower or any of its Subsidiaries; or
           (vi) stock options granted to or exercised by members of management of the Borrower or any of its Subsidiaries or related in any way to its earnings or performance.

           In connection with the application of the Net Proceeds of any Disposition or Sale as set forth in Sections 4.3(a) and 4.3(b), respectively, the Borrower and the Administrative Agent hereby agree that, subject to the terms of the Collateral Sharing Agreement, any Lender Net Proceeds Portion of the Net Proceeds not applied to the payment of the Loans (together with any interest accrued thereon) and the remaining Liabilities shall be promptly turned over by the Administrative Agent to the Borrower unless the Pari Passu Administrative Agent or the LC Administrative Agent notifies the Administrative Agent that any Pari Passu Loans, Pari Passu Liabilities, LC Obligations or LC Liabilities are then outstanding under the Pari Passu Credit Agreement or Master Letter of Credit Agreement, as applicable, in which case the Administrative Agent shall promptly turn over such excess Net Proceeds first, to the Pari Passu Administrative Agent and, second, to the LC Administrative Agent for application of such excess Net Proceeds by the Pari Passu Administrative Agent and LC Administrative Agent to the payment of the Pari Passu Loans, the remaining Pari Passu Liabilities and LC Obligations and the remaining LC Liabilities, as applicable. The Administrative Agent shall have no obligation to determine the accuracy of any amount of the Pari Passu Loans, Pari Passu Liabilities, LC Obligations or LC Liabilities claimed to be owing by the Pari Passu Administrative Agent or the LC Administrative Agent under the Pari Passu Credit Agreement or Master Letter of Credit Agreement, respectively, or confirm such amount with the Borrower.

           SECTION 4.4 Mandatory Reduction in the Commitments. Each payment, prepayment or repayment on the Loans pursuant to Section 2.6, 4.1, 4.3(a) or 4.3(b) shall automatically and permanently ratably reduce the Commitments and the Restated Facility Amount by an amount equal to such repayment. Each reduction in the Commitments pursuant to this Section 4.4 shall be deemed to first apply to that portion of the Commitments available to consummate the acquisition, construction or improvement of property or the acquisition of stock or other equity interests permitted by this Agreement (including, without limitation, any Acquisition).

           SECTION 4.5 Payments by the Borrower. (a) All payments to be made by the Borrower hereunder shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Office, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its pro rata share (based on its Percentage) (or other applicable share as expressly provided herein) of such payment in like funds as received. The Borrower shall have no responsibility or liability for the Administrative Agent's failure or delay in making any distribution pursuant to the immediately preceding sentence. Any payment received by the Administrative Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

           (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

           (c) Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Effective Rate for each day from the date such amount is distributed to such Lender until the date repaid.

           SECTION 4.6 Sharing of Payments.

                      (a) If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of the Loans (other than pursuant to the terms of Section 5 or 14) in excess of its pro rata share (based on its Percentage) of payments and other recoveries obtained by all Lenders of the Loans on account of principal of and interest on the Loans, such Lender shall purchase from the other Lenders such participation in the Loans as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

                      (b) The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to Section 4.6(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.7) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect to such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.6(b) to share in the benefits of any recovery of such secured claim.

           SECTION 4.7 Setoff. Except as prohibited by the Trust Indenture Act of 1939, as amended, each Lender shall, upon the occurrence of any Event of Default described in Section 12.1.1 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Liabilities owing to it (whether or not then due), and (as security for such Liabilities), the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender. Any such appropriation and application shall be subject to the provisions of Section 4.6. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.7 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

           SECTION 4.8 Net Payments. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp or other Taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than Taxes imposed on or measured by any Lender's Net Income or receipts (such non-excluded items being called "Charges"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Charges pursuant to any applicable law, rule or regulation, then the Borrower will:

                      (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                      (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                      (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as are necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required (including any withholding or deduction applicable to additional amounts payable under this Section 4.8).

Upon request of the Borrower, each Lender that is organized under the laws of a jurisdiction other than the United States of America or any state thereof shall, prior to the due date of any payments with respect to the Loans, execute and deliver to the Borrower, on or about the first scheduled payment date in each calendar year, a United States Internal Revenue Service Form W-8BEN or Form W-8ECI, as may be applicable (or any successor form), appropriately completed; provided, that any Lender which is prospectively unable to deliver such form solely as a result of a change in applicable tax laws occurring subsequent to the Fourth Restatement Date shall nevertheless be entitled to the benefits of this Section 4.8. Without prejudice to the survival of any other agreement of the Borrower hereunder or under any other document, the agreement of the Borrower contained in this Section 4.8 shall survive satisfaction of the Liabilities and termination of this Agreement.

                      SECTION 5. CHANGES IN CIRCUMSTANCES

           SECTION 5.1 Increased Costs. If (a) Regulation D, or (b) after the Fourth Restatement Date, the adoption of any applicable law, rule or regulation, or any change in any of the foregoing, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                                 (i) shall subject any Lender (or any Lending
                      Office of such Lender) to any tax, duty or other charge with respect to its Offshore Rate Loans or its obligation to make Offshore Rate Loans or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Offshore Rate Loans or any other amounts due under this Agreement in respect of its Offshore Rate Loans or its obligation to make Offshore Rate Loans (except for changes in the rate of Tax, other than Taxes covered by Section 4.8, on the overall gross or Net Income of such Lender or its Lending Office); or

                                 (ii) shall impose, modify or deem applicable
                      any reserve (including, without limitation, any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section
                      3), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or any Lending Office of such Lender); or

                                 (iii) shall impose on any Lender (or its
                      Lending Office) any other condition affecting its Offshore Rate Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Lender (or any Lending Office of such Lender) of making or maintaining any Offshore Rate Loans or to reduce the amount of any sum received or receivable by such Lender (or the Lending Office or such Lender) under this Agreement or under its Loans or its Commitment with respect thereto, then within thirty (30) days after demand by such Lender (which demand shall be accompanied by a written statement setting forth the basis of such demand), the Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

           SECTION 5.2 Change in Rate of Return. If, after the Fourth Restatement Date, any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request including, without limitation, any law or guideline pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority or comparable agency charged with the interpretation or administration thereof affects or would affect the amount of capital required or expected to be maintained by any Lender or any person controlling such Lender, and such Lender reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of the Loans made by or Commitment of such Lender (or any participating interest therein held by such Lender) is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case the Borrower shall, within thirty (30) days after written demand by such Lender to the Borrower, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return; provided, that such Lender shall have used reasonable efforts to minimize such additional amounts. A written statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on the

Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it shall deem reasonably applicable. Each Lender shall notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5.2.

           SECTION 5.3 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:


                      (a) deposits in Dollars (in the applicable amounts) are not being offered to the Administrative Agent in the interbank eurodollar market for such Interest Period, or the Administrative Agent otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Offshore Rate; or

                      (b) any Lender advises the Administrative Agent that the Offshore Rate (Reserve Adjusted), as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of maintaining or funding such Loan for such Interest Period, or that the making or funding of Offshore Rate Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lender materially changes such Loans, then, so long as such circumstances shall continue:

                                 (i) the Administrative Agent shall promptly
                      notify the Borrower and the Lenders thereof,

                                 (ii) no Lender shall be under any obligation to
                      make, continue or convert into Offshore Rate Loans so affected, and

                                 (iii) on the last day of the then current
                      Interest Period for Offshore Rate Loans so affected, such Offshore Rate Loans shall, unless then repaid in full, automatically convert to Base Rate Loans.

           SECTION 5.4 Changes in Law Rendering Certain Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for a Lender or the Lending Office of such Lender ("Affected Lender") to make, maintain or fund Offshore Rate Loans, then (a) the Affected Lender shall promptly notify each of the other parties hereto, (b) the obligation of all Lenders to make, continue or convert into Offshore Rate Loans made unlawful for the Affected Lender shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) on the last day of the current Interest Period for Offshore Rate Loans (or, in any event, if the Affected Lender so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), the Offshore Rate Loans shall, unless then repaid in full, automatically convert to Base Rate Loans; provided, that conversion of an Offshore Rate Loan to a Base Rate Loan pursuant to this Section 5.4 shall not subject the Borrower to Breakage Costs under Section 5.5.

           SECTION 5.5 Funding Losses. The Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a written statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Lender against any loss or expense which such Lender may sustain or incur (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain Offshore Rate Loans) (collectively, "Breakage Costs"), as reasonably determined by such Lender, as a result of (a) any payment or prepayment or conversion of any Offshore Rate Loans of such Lender on a date other than the last day of an Interest Period for such Offshore Rate Loan, or (b) any failure of the Borrower to borrow, continue or convert any portion of the Loans on a date specified therefor in a Notice of Borrowing or Continuation/Conversion Notice pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

           SECTION 5.6 Right of Lenders to Fund Through Other Offices. Each Lender may, if it so elects, fulfill its Commitment as to Offshore Rate Loans by causing its Lending Offices to make such Offshore Rate Loans; provided, that in such event for the purposes of this Agreement, such Offshore Rate Loans shall be deemed to have been made by such Lender and the obligation of the Borrower to repay such Offshore Rate Loans shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Offshore Rate Loans, for the account of such branch or affiliate.

           SECTION 5.7 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Offshore Rate Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Offshore Rate (Reserve Adjusted) for such Interest Period.

           SECTION 5.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 5.1 through
Section 5.5 shall be conclusive absent demonstrable error. The provisions of Sections 5.1, 5.2, 5.4, 5.5 and this Section 5.8 shall survive termination of this Agreement.

           SECTION 5.9 Replacement of Lenders. If any Lender shall become affected by any of the changes or events described in Sections 5.1, 5.2, 5.3 or
5.4 (any such Lender being hereinafter referred to as a "Replaced Lender") and shall petition the Borrower for any increased cost or amounts thereunder, then in such case, the Borrower may, within thirty (30) days after such petition and upon at least five (5) Business Days' written notice to the Administrative Agent and such Replaced Lender, designate a replacement lender (a "Replacement Lender") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Lender shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Borrower and such Replaced Lender) of all amounts claimed by such Replaced Lender under Section 5.1, 5.2,
5.3 or 5.4, assign all (but not less than all) of its rights, obligations, Loans and Commitment hereunder; provided, that all Liabilities (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) due and payable to such Replaced Lender shall be paid in full as of the date of such assignment. Upon any assignment by any Lender pursuant to this Section 5.9 becoming effective, the Replacement Lender shall thereupon be deemed to be a "Lender" for all purposes of this Agreement and such Replaced Lender shall thereupon cease to be a "Lender" for all purposes of this Agreement and shall have no further rights or obligations hereunder (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement). Notwithstanding any Replaced Lender's failure or refusal to assign its rights, obligations, Loans and Commitment under this Section 5.9, such Replaced Lender shall cease to be a "Lender" for all purposes of this Agreement (except to the limited extent set forth above) and the Replacement Lender substituted therefor upon payment to such Replaced Lender by the Replacement Lender of all amounts set forth in this Section 5.9 without any further action of such Replaced Lender.

           SECTION 6. COLLATERAL AND OTHER SECURITY

           SECTION 6.1 Borrower. (a) Concurrently with or prior to the Effective Date, the Borrower shall execute and deliver to the Collateral Agent a pledge agreement (herein, as the same may be amended or modified, called the "Amended and Restated Borrower Pledge Agreement") covering, among other things, all of the issued and outstanding capital stock of RSL-Texas and the issued and outstanding capital stock of the Borrower's other Subsidiaries (other than Delphi Brokerage Company) directly owned by the Borrower.

           (b) Concurrently with or prior to any Acquisition permitted by the terms of this Agreement, the Borrower shall, or shall cause its Subsidiaries to, comply with Section 11.2.

           (c) Concurrently with or prior to the Effective Date, the Borrower shall cause SIG Holdings to execute and deliver to the Collateral Agent a pledge agreement, in substantially the form attached hereto as Exhibit I (herein, as the same may be amended or modified, called the "Amended and Restated SIG Holdings Pledge Agreement"), covering, among other things, all of the issued and outstanding capital stock of Safety National.

           SECTION 6.2 Further Assurances. The Borrower (a) agrees that upon request of the Collateral Agent it shall promptly deliver or cause to be delivered to the Collateral Agent, in due form for transfer, all chattel paper, instruments, securities and documents of title, if any, at any time representing all or any of the Collateral, and (b) shall promptly execute and deliver or cause to be executed and delivered to the Collateral Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Collateral Agent), such further assignment agreements, security agreements, pledge agreements, instruments, consents, waivers, financing statements, stock or bond powers, searches, releases, and other documents in addition to those documents executed and delivered by the Borrower on the Fourth Restatement Date and do such other acts and things, all as the Collateral Agent may from time to time request to establish and maintain to the satisfaction of the Collateral Agent a valid perfected Lien on all Collateral (free of all other Liens except as permitted under this Agreement and the Related Documents) to secure payment of the Liabilities.

           SECTION 7. REPRESENTATIONS AND WARRANTIES

           To induce the Lenders to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that as of the Fourth Restatement Date and as of each Borrowing Date:

           SECTION 7.1 Organization, etc. The Borrower and each of its Subsidiaries is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation or formation; and each of the Borrower and its Subsidiaries is duly qualified to transact business and in good standing as a foreign corporation, partnership or limited liability company authorized to do business in each jurisdiction where the nature of its business makes such qualification necessary or failure to so qualify could have a Material Adverse Effect.

           SECTION 7.2 Authorization. The Borrower (a) has (or had at the time of execution, delivery or performance thereof) the power to execute, deliver and perform this Agreement and the Related Documents and (b) has or had taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Related Documents.

           SECTION 7.3 No Conflict. The execution, delivery and performance by the Borrower of this Agreement and the Related Documents, does not and will not, or did not at the time of execution thereof (a) contravene or conflict with any provision of any law, statute, rule or regulation, (b) contravene or conflict with, result in any breach of, or constitute a default under, any agreement or instrument binding on it or its Subsidiaries (including, without limitation, any writ, judgment, injunction or other similar court order), (c) result in the creation or imposition of or the obligation to create or impose any Lien (except for Permitted Liens) upon any of the property or assets of the Borrower or its Subsidiaries or (d) contravene or conflict with any provision of the articles of incorporation, by-laws, certificate of limited partnership, operating agreement or partnership agreement (as applicable) of the Borrower or any of its Subsidiaries.

           SECTION 7.4 Governmental Consents. Except as have been obtained, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or any subdivision thereof, is, or was at the time of execution thereof, required in connection with the execution, delivery and performance by the Borrower of this Agreement or the Related Documents.

           SECTION 7.5 Validity. The Borrower has, or prior to the date of the effectiveness of this Agreement and the initial Borrowing hereunder will have, duly executed and delivered this Agreement and the Related Documents and each of such documents constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

           SECTION 7.6 Financial Statements.

                      (a) Statutory Financial Statements.

                                 (i) The Annual Statements, or the quarterly
                      statements, as the case may be, of each of the Reliance Standard Insurance Companies and Safety National including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and Statutory Liabilities, in each case as filed with the appropriate Governmental Authority of its state of domicile (the "Department") and delivered to each Lender prior to the execution and delivery of this Agreement, as of, and for the 1999 Fiscal Year, and as of the end of, and for, the Fiscal Quarter ended March 31, 2000 (collectively, the "Statutory Financial Statements"), have been prepared in accordance with SAP applied on a consistent basis. Each such Statutory Financial Statement was in compliance in all material respects with applicable law when filed. The Statutory Financial Statements fairly present the financial condition, the results of operations, changes in equity and changes in financial position of each of the Reliance Standard Insurance Companies and Safety National as of and for the respective dates and periods indicated therein in accordance with SAP applied on a consistent basis. Except for liabilities and obligations, including, without limitation, reserves, policy and contract claims and Statutory Liabilities (all of which have been computed in accordance with SAP), disclosed or provided for in the Statutory Financial Statements, the Reliance Standard Insurance Companies and Safety National did not have, as of the respective dates of each of such financial statements any liabilities or obligations (whether absolute or contingent and whether due or to become due) which, in conformity with SAP, applied on a consistent basis, would have been required to be or should be disclosed or provided for in such financial statements. All books of account of the Reliance Standard Insurance Companies and Safety National fully and fairly disclose, in all material respects, all of the transactions, properties, assets, investments, liabilities and obligations of the Reliance Standard Insurance Companies and Safety National and all of such books of account are in the possession of each of the Reliance Standard Insurance Companies and Safety National and are true, correct and complete in all material respects.

                                 (ii) The investments of each of the Reliance
                      Standard Insurance Companies and Safety National reflected in the Annual Statements filed with the Department with respect to each of the Reliance Standard Insurance Companies' and Safety National's 1999 Fiscal Year (the "1999 Annual Statements"), as updated through the March 31, 2000 quarterly statements (the "2000 Quarterly Statements"), comply in all material respects with all applicable requirements of the applicable Department as to investments which may be made by such Reliance Standard Insurance Company and Safety National.

                                 (iii) The provisions made in the 1999 Annual
                      Statements and in the 2000 Quarterly Statements for reserves, policy and contract claims and Statutory Liabilities are in compliance in all material respects with the requirements of the applicable Department and have been computed in accordance with SAP.

                                 (iv) Marketable securities and short term
                      investments reflected, with respect to the Reliance Standard Insurance Companies, in line 11, page 2, column 1 and, with respect to Safety National, in line 9, page 2, column 1, of their respective 1999 Annual Statements and in the 2000 Quarterly Statements are valued at cost, amortized cost or market value, as noted on such Statutory Financial Statements and as required by applicable law.

                                 (v) There has been no change, event, action,
                      condition or effect which individually or in the aggregate materially and adversely affects the consolidated business, operations, financial prospects or condition of the Reliance Standard Insurance Companies taken as a whole or Safety National since December 31, 1999. Except as set forth on Schedule 7.6, no dividends or other distributions have been declared, paid or made upon any shares of capital stock of any of the Reliance Standard Insurance Companies or Safety National nor have any shares of capital stock of any of the Reliance Standard Insurance Companies or Safety National been redeemed, retired, purchased or otherwise acquired since December 31, 1999, other than as reflected in the balance sheets of the Reliance Standard Insurance Companies or Safety National.

           (b) GAAP Financial Statements.

                                 (i) The audited consolidated financial
                      statements of the Borrower as of the end of, and for, the 1999 Fiscal Year, and as of the end of, and for, the Fiscal Quarter ended March 31, 2000 copies of which have been furnished to the Administrative Agent and each of the Lenders, have been prepared in conformity with GAAP applied on a consistent basis, and accurately present the financial condition of the Borrower and each of its Subsidiaries as at such dates and the results of operations for the periods then ended.

                                 (ii) There has been no change, event, action,
                      condition or effect which individually or in the aggregate materially and adversely affects the consolidated business, operations, financial prospects or condition of the Borrower or its Subsidiaries taken as a whole since December 31, 1999. Except as set forth on Schedule 7.6, no dividends or other distributions have been declared, paid or made upon any shares of capital stock of the Borrower or any of its Subsidiaries, nor have any shares of capital stock of the Borrower or any of its Subsidiaries been redeemed, retired, purchased or otherwise acquired, since December 31, 1999.

                                 (iii) With respect to any representation and
                      warranty which is deemed to be made after the date hereof by the Borrower, the condensed balance sheet and condensed statements of operations, of stockholders' equity and of cash flows, which as of such date shall most recently have been furnished by or on behalf of the Borrower to each Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein), and shall present fairly (in a condensed manner) the consolidated financial condition of the corporations covered thereby as at the dates thereof and for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end and audit adjustments.

           SECTION 7.7 Material Adverse Change. No Material Adverse Change has occurred since December 31, 1999.


           SECTION 7.8 Litigation and Contingent Obligations. No Material Litigation is pending or threatened except as set forth (including estimates of the Dollar amounts involved) in Schedule 7.8. The Borrower and its Subsidiaries have no material Contingent Obligations other than (a) as provided for or disclosed on Schedule 7.8 or in the financial statements referred to in Section
7.6 or (b) any Contingent Obligation consisting of a guarantee by the Borrower with respect to any payment obligations under Preferred Securities.

           SECTION 7.9 Liens. None of the assets of the Borrower or any of its Subsidiaries is subject to any Lien, except for Permitted Liens.

           SECTION 7.10 Subsidiaries. The Borrower has no Subsidiaries except as set forth on Schedule 7.10.

           SECTION 7.11 Pension and Welfare Plans.

                      (a) During the twelve-consecutive-month period prior to the Fourth Restatement Date and prior to the date of any Loan hereunder, no steps have been taken to terminate any Single Employer Pension Plan or Welfare Plan or completely or partially withdraw from any Pension Plan which termination or withdrawal is reasonably likely to have a Material Adverse Effect and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA;

                      (b) no condition exists or event or transaction has occurred with respect to any Single Employer Pension Plan or Multiemployer Pension Plan which could reasonably be expected to result in the incurrence by the Borrower or any other member of the Controlled Group of any material liability, fine, Tax or penalty;

                      (c) except as disclosed in Schedule 7.11, neither the Borrower nor any other member of the Controlled Group has any material vested or contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA;

                      (d) with respect to each Single Employer Pension Plan maintained or contributed to by Borrower or any other Controlled Group member which is intended to qualify under section 401 of the Code, a favorable determination letter has been received from the Internal Revenue Service stating that such Pension Plan so qualifies and the Borrower is not aware of anything that has occurred since the date of issuance of such determination letter which could reasonably be expected to cause any such Single Employer Pension Plan to cease to qualify under section 401 of the Code; and

                      (e) no Single Employer Pension Plan maintained by or contributed to by the Borrower or any other member of the Controlled Group and subject to section 302 of ERISA or section 412 of the Code has incurred an accumulated funding deficiency as defined in section 302(a)(2) of ERISA and section 412(a) of the Code, whether or not waived.

           SECTION 7.12 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

           SECTION 7.13 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           SECTION 7.14 Margin Regulation. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U.

           SECTION 7.15 Collateral. As security for the Liabilities, the Collateral Agent has possession of all Collateral which consists of instruments or securities as defined in the UCC and, subject to the terms of the Collateral Sharing Agreement and the Intercreditor Agreement, has a valid, first priority perfected Lien on the Collateral. Except as set forth on Schedule 9.1, there are no Liens or UCC financing statements on file naming the Borrower or any of its Subsidiaries as debtor, except for Permitted Liens.

           SECTION 7.16 Taxes.

                      (a) The Borrower and each of its Subsidiaries have filed all material Tax Returns and Reports required by law to have been filed by them and have paid or provided adequate reserves for all Taxes thereby shown to be owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained in accordance with GAAP. Except as set forth on
           Schedule 7.16, there is no ongoing audit or, to the Borrower's knowledge, other governmental investigation of the tax liability of the Borrower or its Subsidiaries and there is no unresolved claim by a taxing authority concerning the Borrower's or any of its Subsidiaries' tax liability, for any period for which returns have been filed or were due. The liability stated for Taxes as of December 31, 1999 in the financial statements described in Section 7.6 is sufficient in all material respects for all Taxes as of such date.

                      (b) All life insurance reserves shown as such on federal tax returns (other than individual annuity contracts) of each of the Reliance Standard Insurance Companies qualify as life insurance reserves under section 816(b) of the Code or under former section 801(b) of the Code.

                      (c) All current Reinsurance Agreements among the Reliance Standard Insurance Companies and Safety National and their respective Affiliates have, at all times, been conducted on an arm's-length basis.

                      (d) Each of RSL and RSL-Texas is a life insurance company as defined in section 816 of the Code.

                      (e) RSL and RSL-Texas are includable life insurance companies as described in section 1504(c)(1) of the Code.

           SECTION 7.17 Accuracy of Information. All factual information heretofore (as supplemented) or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent, the Collateral Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Administrative Agent, the Collateral Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the Fourth Restatement Date, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

           SECTION 7.18 Environmental Warranties. Except as set forth in
Schedule 7.18:

                      (a) to the best of Borrower's knowledge after due inquiry, all facilities and real property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, as of the date hereof, in compliance with all Environmental Laws, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect;

                      (b) there have been no, and as of the date hereof there continue to be no, written Environmental Claims pending or threatened against the Borrower or any of its Subsidiaries;

                      (c) to the best of Borrower's knowledge after due inquiry, as of the date hereof, there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                      (d) the Borrower and its Subsidiaries possess and are in compliance with all permits, certificates, approvals and licenses under Environmental Laws and necessary for their businesses, except where such failure to have or to be in compliance with such permits, certificates, approvals or licenses could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                      (e) to the best of Borrower's knowledge after due inquiry, no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or formally proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                      (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                      (g) to the actual knowledge of the Borrower after due inquiry, neither the Borrower nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or formally proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state, Governmental Authority or local enforcement actions or other investigations which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                      (h) there are no polychlorinated biphenyls above 50 ppm or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

                      (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which would reasonably be expected to give rise to a liability under any Environmental Law, except for liabilities that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Notwithstanding the foregoing, to the extent the Borrower's representations in this Section 7.18 relate to property leased or previously owned by the Borrower such representations are limited to the actual knowledge of the Borrower.

           SECTION 7.19 Proceeds. The proceeds of the Loans will be used (a) for the costs, expenses, fees and Taxes incurred by the Borrower in connection herewith, including, without limitation, costs, expenses, fees and Taxes incurred pursuant to Section 15.4, (b)(i) to pay the consideration in connection with the acquisition, construction or improvement of property, or the acquisition of shares of stock or other equity interests by the Borrower to the extent permitted by this Agreement, the Indenture and the SIG Note Agreement and/or (ii) to redeem the SIG Notes in full, and (c) for other valid corporate purposes permitted hereunder.

           SECTION 7.20 Insurance. Schedule 7.20 sets forth a true and correct summary of all insurance carried by the Borrower and its Subsidiaries. The Borrower and its Subsidiaries are adequately insured for their benefit under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or material premium increase has been received by the Borrower or any of its Subsidiaries with respect to any of such insurance policies. The Borrower and its Subsidiaries are in compliance with all material conditions contained in such insurance policies.

           SECTION 7.21 Securities Laws. Neither the Borrower nor any of its Affiliates, nor, to the best of their knowledge, anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Existing Loans, the Loans or any other Liabilities for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the issuance or sale of the Existing Loans, the Loans or any other Liabilities to registration under the Securities Act of 1933, as amended.

           SECTION 7.22 Governmental Authorizations. The Borrower and its Subsidiaries have all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by them (including ownership and leasing of the real and personal property owned and leased by them), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a Material Adverse Effect.

           SECTION 7.23 Representations in Other Agreements True and Correct. Each of the representations and warranties contained in each Related Document (each as originally executed notwithstanding any amendment, modification or termination thereof except to the extent consented to by the Required Lenders) is true and correct.

           SECTION 7.24 Business Locations; Trade Names. Schedule 7.24 lists each of the locations where the Borrower or any of its Subsidiaries maintains an office, a place of business or any records together with each corporate, fictitious or trade name under or by which the Borrower or any of its Subsidiaries conducts or has conducted its business.

           SECTION 7.25 Solvency. The Borrower and each of its Subsidiaries is, and after consummation of this Agreement and after giving effect to all Indebtedness incurred and Liens created by the Borrower and each of its Subsidiaries in connection herewith and therewith and the application of proceeds therefrom will be, Solvent.

           SECTION 7.26 Insurance Licenses. Schedule 7.26 lists all of the jurisdictions in which each of the Reliance Standard Insurance Companies, Safety National, and after consummation of any other Acquisition permitted by this Agreement, each Acquired Person (to the extent applicable) hold licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"). No such License is the subject of a proceeding for suspension or revocation or any similar proceedings and, to the best knowledge of the Borrower, there is no sustainable basis for such a suspension or revocation and no such suspension or revocation is threatened by any state insurance department. Schedule 7.26 indicates that line or lines of insurance which each of the Reliance Standard Insurance Companies, Safety National and such Acquired Person are permitted to be engaged in with respect to each License therein listed. The Reliance Standard Insurance Companies, Safety National and such Acquired Person do not transact any insurance business, directly or indirectly, in any state or jurisdiction other than those enumerated on Schedule 7.26, where such business requires any license, permit, governmental approval, consent or other authorization (other than those obtained).

           SECTION 7.27 Compliance with Laws. None of the Borrower or any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the effect of such violation could reasonably be expected to have a Material Adverse Effect and no such violation has been alleged and each of the Borrower and its Subsidiaries (a) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority, if such failure to so file could reasonably be expected to have a Material Adverse Effect; and the information contained in each of such filings is true, correct and complete in all material respects and (b) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the failure to so retain such records and documents could reasonably be expected to have a Material Adverse Effect.

           SECTION 7.28 No Default. Neither the Borrower nor any of its Subsidiaries is in default under any agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or affected, which default could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

           SECTION 7.29 Pledged Shares. All of the shares of capital stock of the Borrower and its Subsidiaries are duly authorized and validly issued and are fully paid and non-assessable. The shares of capital stock of the Borrower's Subsidiaries pledged pursuant to the Pledge Agreements represent 100% of the issued and outstanding capital stock of such Subsidiaries. All of the shares of capital stock and surplus debentures, if any, of the Borrower's Subsidiaries pledged as Collateral are owned by the Borrower (other than the capital stock of Safety National which is wholly-owned by SIG Holdings).

           SECTION 7.30 Indebtedness Permitted. The Loans to be made with respect to any Notice of Borrowing submitted by the Borrower under this Agreement are and at the time of the incurrence of the Indebtedness evidenced by such Loans will be permitted under the Indenture, the Master Letter of Credit Agreement, the Pari Passu Credit Agreement and the Other Senior Indebtedness and will not be in violation or breach of any term contained therein.

           SECTION 7.31 Replacement of Schedules. Any Schedule delivered to the Lenders under this Section 7 may be amended and replaced with the consent of the Required Lenders (such consent not to be unreasonably withheld) so that the representations and warranties set forth in this Section 7 shall be true and correct at the time made by the Borrower; provided that the consent of the Required Lenders shall not be required to (a) amend Schedule 7.20, (b) to amend
Schedule 7.24 to add additional locations thereto within the continental United States of America or (c) to amend Schedule 7.26 to add additional Licenses.

           SECTION 8. AFFIRMATIVE COVENANTS

           The Borrower agrees that, on and after the Effective Date and for so long thereafter as any Lender has any Commitment hereunder or any of the Liabilities remain unpaid or outstanding, the Borrower will:

           SECTION 8.1 Reports, Certificates and Other Information. Unless otherwise provided herein, furnish or cause to be furnished to the Administrative Agent and each Lender:

           8.1.1 Audit Report. As soon as available, but in any event within one hundred (100) days after the end of each Fiscal Year of the Borrower:

                      (a) copies of the audited consolidated balance sheet, statement of earnings, stockholders' equity and cash flows of the Borrower as at the end of such Fiscal Year and an unaudited consolidating balance sheet of the Borrower as of the end of such Fiscal Year and the related statements of earnings for such Fiscal Year, in each case setting forth the figures as of the end of, and for, the previous year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein, certified (as to the consolidated balance sheet, statement of earnings, stockholders' equity and cash flows only) without Qualification by Ernst & Young (or such other independent certified public accountants of recognized standing acceptable to the Required Lenders); and

                      (b) a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Sections 9.5 and 10, and to the effect that, in making the examination necessary for the signing of the annual audit report of the Borrower by such accountants, they have not become aware of any non-compliance by the Borrower under this Agreement or the Related Documents or any Default;

                      8.1.2 Quarterly Reports. As soon as available, but in any event within fifty-two (52) days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower, copies of the unaudited consolidated balance sheet, statement of earnings, stockholders' equity and cash flows of the Borrower as at the end of and for such Fiscal Quarter and an unaudited consolidating balance sheet of the Borrower as at the end of such Fiscal Quarter and the related unaudited statements of earnings for such Fiscal Quarter and the portion of the Fiscal Year through such Fiscal Quarter, and with respect to the consolidated balance sheet, statement of earnings, stockholders' equity and cash flows setting forth in comparative form the figures as of the end of, and for, the corresponding periods of the previous Fiscal Year and the previous Fiscal Quarter, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial officer of the Borrower as presenting fairly the financial condition and results of operations of the Borrower and its Subsidiaries (subject to normal year-end and audit adjustments);

                      8.1.3 Tax Returns and Reports. If requested by the Administrative Agent, copies of all federal, state, local and foreign Tax Returns and Reports filed by the Borrower and any of its Subsidiaries;

                      8.1.4 SAP Financial Statements.

                      (a) As soon as possible, but in any event within seventy
           (70) days after the end of each Fiscal Year of each of the Reliance Standard Insurance Companies, Safety National, and, after the consummation of any other Acquisition permitted under this Agreement, each Acquired Person (to the extent applicable), a copy of the Annual Statement of such Reliance Standard Insurance Company, Safety National and such Acquired Person for such Fiscal Year prepared in accordance with SAP and accompanied by the certification of the chief financial officer of such Reliance Standard Insurance Company, Safety National and such Acquired Person that such financial statement presents fairly, in accordance with SAP, the financial condition and results of operations of such Reliance Standard Insurance Company, Safety National and such Acquired Person as of the end of, and for, the period then ended;

                      (b) As soon as possible, but in any event within fifty-two
           (52) days after the end of each Fiscal Quarter of each Fiscal Year of each of the Reliance Standard Insurance Companies, Safety National, and, after the consummation of any other Acquisition permitted under this Agreement, each Acquired Person (to the extent applicable) a copy of the quarterly statement of such Reliance Standard Insurance Company, Safety National and such Acquired Person for such Fiscal Quarter, all prepared in accordance with SAP and accompanied by the certification of the chief financial officer of such Reliance Standard Insurance

           Company, Safety National and such Acquired Person that all such financial statements present fairly in accordance with SAP the financial condition and results of operations of such Reliance Standard Insurance Company, Safety National and such Acquired Person as of the end of, and for, the period then ended;

                      (c) Within thirty (30) days after being delivered to any of the Reliance Standard Insurance Companies, Safety National, and, after consummation of any other Acquisition permitted under this Agreement, each Acquired Person (to the extent applicable), any final Triennial Examination Report issued by the Department or the NAIC;

                      (d) Within one hundred (100) days after the close of each Fiscal Year of each of the Reliance Standard Insurance Companies, Safety National, and, after consummation of any other Acquisition permitted under this Agreement, each Acquired Person (to the extent applicable), a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for such Reliance Standard Insurance Company, Safety National and such Acquired Person which is provided to the applicable Department (or equivalent information should the Department no longer require such a statement) as to the adequacy of loss reserves of such company. Such opinion shall be in the format prescribed by the Department;

                      8.1.5 Compliance Certificate. Contemporaneously with the furnishing of a copy of each set of the statements and reports provided for in Sections 8.1.1 and 8.1.2, a duly completed certificate, substantially in the form of Exhibit D (the "Compliance Certificate"), signed by the chief financial officer of the Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in Sections 9 and 10 and to the effect that as of such date, to the best of Borrower's knowledge, no Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it;

                      8.1.6 Auditors' Materials. Promptly upon receipt thereof, copies of all management letters and reports regarding the Borrower or any of its Subsidiaries submitted to the Borrower or its Subsidiaries by independent public accountants in connection with each annual audit report made by such accountants of the books of the Borrower or any of its Subsidiaries;

                      8.1.7 Business Plan and Projections. As soon as available, but in any event no later than sixty (60) days after the beginning of each Fiscal Year, updated projections of the Borrower, including, without limitation, the operating cash flow of the Borrower for such Fiscal Year and the statutory income statement of RSL, Safety National and, after consummation of any other Acquisition permitted by this Agreement, each Acquired Person (to the extent applicable) for such Fiscal Year;

                      8.1.8 Reports to SEC and to Shareholders. Promptly upon the filing or making thereof, copies of each filing and report made by the Borrower or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and of each communication from the Borrower to shareholders generally in their capacity as shareholders;

                      8.1.9 Notice of Default, Litigation and License Matters. Promptly and without delay upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower with respect thereto:

                      (a) the occurrence of a Default,

                      (b) the institution of any Material Litigation or the occurrence of any Material Litigation Development,

                      (c) the commencement of any dispute which might lead to the material modification, transfer, revocation, suspension or termination of this Agreement or any Related Document,

                      (d) any Material Adverse Change; or

                      (e) any announcement by Standard & Poor's or Moody's or such other rating agency whose rating becomes applicable pursuant to the provisions of Section 3.1(c) and Section 3.6(b) of any change of any debt rating of the Borrower.

                      8.1.10 Insurance and Actuarial Reports.

                      (a) written notification thirty (30) days prior to any cancellation or material change of any insurance policy listed on
           Schedule 7.20 by the Borrower or any of its Subsidiaries, and within five (5) Business Days after receipt of any notice (whether formal or informal) of cancellation or material change by any of its insurers if, in either case, such cancellation or change could reasonably be expected to cause a Material Adverse Change; and

                      (b) promptly for each Reliance Standard Insurance Company, Safety National, and after consummation of any other Acquisition permitted by this Agreement, each Acquired Person (to the extent applicable) to the Administrative Agent (which shall promptly furnish to the Lenders) all actuarial reports required to be delivered to the Department;

                      8.1.11 ERISA Liability. Promptly upon learning of the occurrence of the following, written notice thereof describing the same and the steps being taken by Borrower with respect thereto:

                      (a) the failure of the Borrower or any other member of the Controlled Group to make a required contribution to any Single Employer Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f)(1) of ERISA or accumulated funding deficiency under section 302 of ERISA,

                      (b) the institution of any steps by the Borrower or any other member of the Controlled Group to withdraw from, or the institution of any steps by the Borrower or any other member of the Controlled Group to terminate, any Pension Plan which could reasonably be expected to result in liability to the Pension Benefit Guaranty Corporation or any successor thereto or such Pension Plan in excess of $10,000,000,

                      (c) the taking of any action with respect to a Single Employer Pension Plan which could reasonably be expected to result in the requirement that the Borrower or any of its Subsidiaries furnish a bond or other security to the Pension Benefit Guaranty Corporation or any successor thereto or such Single Employer Pension Plan, or

                      (d) the occurrence of any event with respect to any Single Employer Pension Plan which could reasonably be expected to result in the incurrence by the Borrower or any of its Subsidiaries of any liability, fine, Tax or penalty in excess of $10,000,000;

                      8.1.12 Pension Plan Withdrawals. With respect to each Multiemployer Pension Plan which is a "multi-employer plan," as defined in section 4001 of ERISA as to which any member of the Controlled Group may incur any liability, written notice thereof, as soon as it has reason to believe (on the basis of the most recent information available to it) that the sum of (a) the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group were to completely withdraw from all multi-employer plans as to which any member of the Controlled Group has an obligation to contribute, and (b) the aggregate amount of the outstanding withdrawal liability (without unaccrued interest) incurred by the Controlled Group to multi-employer plans, would exceed $10,000,000;

                      8.1.13 Information Concerning the Parent and the Subsidiaries. Promptly upon learning thereof, written notice of

                      (a) the occurrence with respect to any of its Subsidiaries or the Parent of any of the events the occurrence of which in relation to the Borrower would constitute an Event of Default under
           Section 12.1.3;

                      (b) the execution of any agreement by any of its Subsidiaries to merge with or consolidate into or with, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or for the sale, transfer, lease or conveyance by any of its Subsidiaries of all or any substantial part of its assets or sale or assignment without recourse of any of its receivables; and

                      (c) any action which may reasonably be expected to result in a Change in Control;

                      8.1.14 Environmental Liabilities. Promptly upon learning thereof, written notice (together with copies, if available) of all Environmental Claims against the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and that relates to the Borrower's or any Subsidiary's,

                      (a) properties or facilities, or

                      (b) compliance with Environmental Laws, together with a description of the steps being taken by the Borrower or such Subsidiary with respect thereto;

                      8.1.15 Insurance Holding Company Filings. Copies of all material Insurance Holding Company System Act filings with Governmental Authorities by the Borrower which seek approval of Governmental Authorities with respect to transactions between the Borrower and its Affiliates or which relate to dividends no later than ten (10) Business Days after such filings are made;

                      8.1.16 Insurance Licenses. Within ten (10) Business Days of such notice, notice of actual suspension, termination or revocation of any License or material restriction thereon of any of the Reliance Standard Insurance Companies, Safety National, and after consummation of any other Acquisition permitted hereunder, each Acquired Person (to the extent applicable) by any Governmental Authority or of receipt of notice from any Governmental Authority notifying any of the Reliance Standard Insurance Companies, Safety National or such Acquired Person of a scheduled hearing (which is not withdrawn within ten (10) days) relating to such a suspension, termination, revocation or restriction, including any request by a Governmental Authority which commits any of the Reliance Standard Insurance Companies, Safety National or such Acquired Person to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of any of the Reliance Standard Insurance Companies, Safety National or such Acquired Person to conduct its business;

                      8.1.17 Insurance Proceedings. Within ten (10) Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business, practices or operations of any of the Reliance Standard Insurance Companies, Safety National, and, after consummation of any other Acquisition permitted under this Agreement, each Acquired Person (to the extent applicable) including any agent or managing general agent thereof, which could reasonably be expected to have a Material Adverse Effect;

                      8.1.18 Changes in Applicable Insurance Code. Promptly, upon knowledge of the Borrower, any of the Reliance Standard Insurance Companies, Safety National, or, after consummation of any other Acquisition permitted under this Agreement, each Acquired Person (to the extent applicable) to the Administrative Agent (who shall promptly deliver such notice to the Lenders), notice of any actual or proposed material changes in any Applicable Insurance Code which could reasonably be expected to cause a Material Adverse Change;

                      8.1.19 Reinsurance Agreements. Promptly, notice of any material change or modification to any Reinsurance Agreements or Surplus Relief Reinsurance Agreements whether entered into before or after the Closing Date including Reinsurance Agreements, if any, which were in a runoff mode on the Closing Date, which change or modification could have a Material Adverse Effect;

                      8.1.20 Investments. Within fifty-two (52) days of the end of each Fiscal Quarter and one hundred (100) days of the end of each Fiscal Year, (a) a list of the Limited Partnership Investments of the Borrower and its Subsidiaries and the Borrower's best estimates of capital account changes and performance as to each of such Limited Partnership Investments (based on information provided by the managers of such partnerships) and (b) an updated calculation of the aggregate Limited Partnership Investments' standard deviation of monthly rates of return and a comparison of such standard deviation to that of the S&P 500 and the Salomon Bond Index (or their equivalents);

                      8.1.21 Revenue Agent Notices. Promptly, and in any event within ten (10) days of receipt, any revenue agent's reports or statutory notices of deficiency related to the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

                      8.1.22 Notice of Tax Claim. Prompt notice to the Administrative Agent of the commencement of any claim, audit, examination, notice of deficiency, or other change or adjustment by any Governmental Authority (a "Tax Claim"), or of the extension of any statute of limitations regarding Taxes which could reasonably be expected to have a Material Adverse Effect;

                      8.1.23 Other Tax Information. Upon request, promptly to the Administrative Agent copies of all correspondence (including without limitation, notices, requests, explanations, determinations, schedules, charts and lists) delivered to any Governmental Authority in connection with any Tax Claim or Taxes and any protest, petition or refund suit filed on behalf of any Subsidiaries in connection with any Tax Claim or Taxes;

                      8.1.24 Tax Sharing Agreements. Promptly an executed copy of any Tax Sharing Agreement permitted by this Agreement executed after the Fourth Restatement Date; and

                      8.1.25 Other Information. From time to time such other information and certifications concerning the Borrower and any of its Subsidiaries as the Administrative Agent, the Collateral Agent or a Lender may reasonably request.

           SECTION 8.2 Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (a) maintain and preserve the existence of the Borrower and each of its Subsidiaries, except as otherwise permitted pursuant to Section 9.2(a), (b) be, and ensure that each of its Subsidiaries are, duly qualified to do business and in good standing in each jurisdiction where the nature of their business makes such qualification necessary or failure to so qualify could have a Material Adverse Effect, and (c) comply, and cause its Subsidiaries to comply, with all contractual obligations and requirements of law binding upon such entity, except to the extent that the failure to comply therewith could not in the aggregate have a Material Adverse Effect.

           SECTION 8.3 Books, Records and Inspections.

                      (a) Maintain, and cause each of its Subsidiaries to maintain, complete and accurate books and records;

                      (b) permit, and cause each of its Subsidiaries to permit, access at reasonable times by the Administrative Agent, the Collateral Agent and each Lender to its books and records;

                      (c) permit, and cause each of its Subsidiaries to permit, the Administrative Agent, the Collateral Agent and each Lender to inspect at reasonable times its properties and operations; and

                      (d) permit, and cause each of its Subsidiaries to permit, the Administrative Agent, the Collateral Agent and each Lender to discuss its business, operations and financial condition with its officers.

           SECTION 8.4 Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible insurance companies, or, as permitted by applicable law, to self-insure, with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

           SECTION 8.5 Taxes and Liabilities.

                      (a) Pay, and cause each of its Subsidiaries to pay, when due all Taxes and other material liabilities, except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP if and so long as forfeiture of any part of the Collateral will not result from the failure to pay any such Taxes or other material liabilities during the period of any such contest;

                      (b) cause each of the Reliance Standard Insurance Companies (other than FRSL) to continue to qualify as life insurance companies under section 816 of the Code, except to the extent failure to so qualify would not materially adversely impact the cash under the Tax Sharing Agreements which would have been available to the Borrower if such Reliance Standard Insurance Company had continued to qualify as a life insurance company; and

                      (c) cause each of the Reliance Standard Insurance Companies to promptly file consolidated federal tax returns and to include all such companies on such returns, except to the extent failure to so file a consolidated federal tax return would not adversely impact the cash under the Tax Sharing Agreements which would have been available to the Borrower if such Reliance Standard Insurance Company had filed a consolidated federal tax return.

           SECTION 8.6 Pension Plans and Welfare Plans. Maintain each Single Employer Pension Plan and Welfare Plan in compliance in all material respects with all applicable requirements of law, and any rules and regulations related thereto.

           SECTION 8.7 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all federal, state and local laws, rules and regulations related to its businesses (including, without limitation, all such laws, rules and regulations relating to Hazardous Materials or the disposal thereof) if the failure so to comply could have a Material Adverse Effect.

           SECTION 8.8 Maintenance of Permits. Maintain, and cause each of its Subsidiaries to maintain, all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality (including, without limitation, the Licenses and any such license, consent or permit relating to Hazardous Materials or the disposal thereof) if the failure to maintain such licenses, permits and consents could have a Material Adverse Effect.

           SECTION 8.9 Environmental Compliance. Maintain, and cause each of its Subsidiaries to maintain, (a) all material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and use and operate all of its facilities and properties in material compliance with all Environmental Laws, and (b) appropriate procedures for the handling of all Hazardous Materials in material compliance with all applicable Environmental Laws, and materially comply with such procedures at all times.

           SECTION 8.10 Dividends. To the maximum extent permitted by law, without necessitating approval of the Department, cause each of the Reliance Standard Insurance Companies and Safety National to make dividends or principal or interest payments on surplus debentures to the Borrower, RSL-Texas, RSL or SIG Holdings, as applicable, to the extent necessary to satisfy the Liabilities.

           SECTION 9. NEGATIVE COVENANTS

           The Borrower agrees that, on and after the Effective Date and for so long thereafter as any Lender has any Commitment hereunder or any of the Liabilities remains unpaid or outstanding, the Borrower will:

           SECTION 9.1 Liens. Not, and not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following (collectively called "Permitted Liens"):

                      (a) Liens in favor of the Collateral Agent for the benefit of the Lenders pursuant to this Agreement and the Related Documents;

                      (b) Liens for current Taxes not delinquent or for Taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                      (c) Liens in connection with the acquisition or leasing of fixed or capital assets after the date hereof and attaching only to the property being acquired, provided the Indebtedness secured thereby does not exceed ninety percent (90%) of the fair market value of such property at the time of acquisition thereof;

                      (d) Liens shown on Schedule 9.1;

                      (e) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                      (f) Liens of mechanics, carriers, materialmen and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                      (g) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

                      (h) Liens in favor of any Federal Home Loan Bank;

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
                      (i) Liens incurred in connection with the acquisition of Investments permitted by this Agreement, including, without limitation, Liens in favor of the holders of the SIG Notes with respect to the capital stock of Safety National pursuant to the SIG Notes Pledge Agreement;

                      (j) Liens arising in connection with reverse repurchase agreements and Interest Rate and Currency Exchange Agreement Obligations entered into in the ordinary course of business;

                      (k) Liens in favor of the LC Administrative Agent for the benefit of the Lenders pursuant to the Master Letter of Credit Agreement and the Related Documents (as defined in the Master Letter of Credit Agreement);

                      (l) Liens pursuant to trust or other security arrangements in connection with reinsurance agreements under which insurance liabilities are ceded to any of the Reliance Standard Insurance Companies or Safety National; and

                      (m) Liens in favor of the Pari Passu Collateral Agent for the benefit of the lenders under the Pari Passu Credit Agreement and the Related Documents (as defined in the Pari Passu Credit Agreement); provided that the principal amount of Indebtedness thereunder shall not exceed $100,000,000 at any time, less the amount of any mandatory prepayment of the Pari Passu Liabilities which permanently reduces the commitments under the Pari Passu Credit Agreement, or the amount of any other voluntary or involuntary reduction of the commitments thereunder.

           SECTION 9.2 Consolidation, Merger, etc. Not, and not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

                      (a) any Subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary of the Borrower; provided that with respect to any merger between Subsidiaries of the Borrower the percentage of the equity and voting power of the surviving Subsidiary owned by the Borrower immediately after such merger shall not be less than the greatest percentage of the equity and voting power owned by the Borrower in any Subsidiary party to such merger immediately prior thereto;

                      (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower and its Subsidiaries may purchase or acquire, through merger, consolidation or otherwise, all or substantially all of the assets or capital stock of a Person so long as the purchase price of all such assets and capital stock plus the purchase price paid for books of insurance business purchased by any of the Reliance Standard Insurance Companies and Safety National pursuant to Section 9.14, taken in the aggregate from and after

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
           December 5, 1996 (excluding all amounts paid by the Borrower in connection with the Acquisition and disposition of Unicover Managers, Inc., and its Affiliates), does not exceed thirty percent (30%) of the Consolidated Equity of the Borrower, as determined after giving effect to the applicable purchase or acquisition, including for such purpose any increase in Consolidated Equity of the Borrower arising from the issuance by the Borrower of common stock or warrants, options or other rights with respect to the Borrower's common stock in connection with such purchase or acquisition (not including, for purposes of calculating any purchase price with respect to any purchase or acquisition under this Section 9.2(b), any part of such price that is represented by such common stock, warrants, options or other rights); and

                      (c) any Subsidiary (other than any of the Reliance Standard Insurance Companies and Safety National) engaged primarily in investing in securities may voluntarily dissolve or liquidate so long as its net assets are distributed in accordance with the proportionate equity interests of its shareholders, partners or other beneficial owners.

           SECTION 9.3 Asset Disposition, etc. Not, and not permit any of its Subsidiaries to, sell, assign, lease, transfer, contribute, convey or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, unless:

                      (a) such sale, assignment, transfer, lease, contribution, conveyance or other disposition is in the ordinary course of its business;

                      (b) the book value of such assets net of related liabilities, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since December 5, 1996, does not exceed $25,000,000 (without taking into account, for such purposes, the Borrower's disposition of its Investment in Unicover Managers, Inc., and its Affiliates or the disposition by RSL of the real property commonly known as 2501 Parkway, Philadelphia, Pennsylvania);

                      (c) such sale, transfer, lease, contribution, conveyance or other disposition has been consented to in writing by the Required Lenders (it being understood such Required Lenders shall have no obligation to so consent); or

                      (d) such sale, transfer, contribution or conveyance is in connection with any liquidation, dissolution, consolidation or merger permitted under Section 9.2.

           SECTION 9.4 Dividends, etc. Except for (a) dividends made on preferred stock of the Borrower when no Default has occurred, (b) dividends made on common stock of the Borrower and the repurchase or redemption of capital stock of the Borrower, in each case, when no Default has occurred and which do not, in the aggregate in any Fiscal Year, exceed 4% of the Consolidated Equity of the Borrower as of December 31 of the Fiscal Year immediately preceding the Fiscal Year in which such dividend, repurchase or redemption is to be made; provided, that, solely for the Borrower's 1999 Fiscal Year, dividends made on common stock of the Borrower and repurchases or redemptions of capital stock of the Borrower shall be permitted when no Default has occurred and which do not, in the aggregate, exceed 4% of the Consolidated Equity of the Borrower as of June 30, 1999, plus the amount of any repurchases of common stock of the Borrower made by the Borrower from January 1, 1999 to August 11, 1999 (approximately $29,000,000); and provided, further, that to the extent the aggregate amount of such dividends, repurchases or redemptions in any Fiscal Year is less than the amount permitted for such Fiscal Year, the Borrower may carry over the additional amount to any succeeding Fiscal Year, and (c) in addition to clauses (a) and (b), repurchases of capital stock of the Borrower when no Default has occurred in an aggregate amount not to exceed $20,000,000 during the term of this Agreement, not (i) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or any option, warrant or other right to acquire shares of the Borrower's capital stock (other than any such payment pursuant to stock appreciation rights granted and exercised in accordance with applicable rules and regulations of the Securities and Exchange Commission); or
(ii) make any deposit for any of the foregoing purposes.

           SECTION 9.5 Investments. Not, and not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                      (a) Investments in Cash Equivalents;

                      (b) the recapitalization of the Investment Subsidiaries as contemplated by and in connection with the Master Letter of Credit Agreement and the Trust Documents, and in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its or the Borrower's Subsidiaries or the Borrower, by way of contributions to capital or loans or advances; and

                      (c) other Investments by any of the Borrower and its Subsidiaries which shall not violate any of the following guidelines:

                                 (i) All Investments by the Reliance Standard
                      Insurance Companies, Safety National and any Acquired Person (if an insurance company) shall be in compliance with the Applicable Insurance Code(s) of each Reliance Standard Insurance Company's, Safety National's and such Acquired Person's state of domicile or approved by the applicable Department;

                                 (ii) Investments by the Borrower and its
                      Non-Insurance Subsidiaries in Risk Assets and Limited Partnership Investments shall not exceed 1.00 times the Consolidated Equity of the Borrower in the aggregate; provided that the value of any Investment constituting a Risk Asset shall be reduced for such purposes, to take into account any transaction in the ordinary course of business by the Borrower or such Non-Insurance Subsidiary, as the case may be, with respect to Investments of (or Investments convertible into or exchangeable for Investments of) the same issuer of such Investment, including, but not limited to, a short position established or put option held with respect to such Investment or an Investment into which such Investment is convertible;

                                 (iii) Investments by the Borrower and its
                      Subsidiaries in securities of a single issuer (other than (A) U.S. Government Securities; (B) overnight investments in securities rated at least A-2 by Standard & Poor's or P-2 by Moody's which are purchased through short-term asset management accounts offered by any commercial banks organized under the laws of the United States which are Lenders or which have a combined capital and surplus in excess of $500,000,000; (C) repurchase agreements collateralized by any of the securities referenced in clauses (A) and (B) above or clause (2) below; and (D) investments in the Borrower or any of its Affiliates) shall not exceed (1) except as to securities covered by clause (2) below, the lesser of 3% of the consolidated total assets of the Borrower and its Subsidiaries or 20% of Consolidated Equity of the Borrower; or (2) as to asset-backed securities backed by a single pool of assets that are Investment Grade Securities, 5% of the consolidated total assets of the Borrower and its Subsidiaries; provided that for purposes of determining compliance with this Section 9.5(c)(iii), (1) the Tersk Investment shall not be considered as an Investment in a single issuer; instead, the Investments of Tersk LLC, to the extent of the Borrower's and its Subsidiaries' proportionate equity interests therein, shall be deemed to be Investments of the Borrower and its Subsidiaries (but not to exceed in the aggregate for such purpose, however, the amount of the Tersk Investment), and (2) Investments of the Borrower and its Subsidiaries in the Structured Notes shall not be considered as Investments in a single issuer;

provided, however, that for purposes of applying Section 9.5(c), Investments by Subsidiaries of the Borrower which are not wholly-owned Subsidiaries shall only be taken into account to the extent that the Borrower's direct or indirect proportionate equity interest of such Subsidiary is taken into account in calculating Consolidated Equity of the Borrower.

           SECTION 9.6 Other Senior Indebtedness; Subsidiary Senior Notes; Trust Documents; Master Letter of Credit Agreement; Pari Passu Credit Agreement. Not, and not permit any of its Subsidiaries to:

                      (a) other than as permitted by this Agreement, enter into any amendment or modification of the Other Senior Indebtedness or the Subsidiary Senior Notes which (i) increases the principal of or rate of interest on the Other Senior Indebtedness or the Subsidiary Senior Notes, (ii) shortens the stated maturity or

           Average Life of the Other Senior Indebtedness or the Subsidiary Senior Notes, or (iii) would otherwise have a Material Adverse Effect; or

                      (b) enter into any amendment or modification of any Trust Document (other than the Subsidiary Senior Notes, subject to the restrictions set forth in clause (a) above), the Master Letter of Credit Agreement, the Pari Passu Credit Agreement or any document or instrument executed in connection therewith which is in any manner materially adverse to the interests of the Lenders.

           SECTION 9.7 Take or Pay Contracts. Not, and not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

           SECTION 9.8 Regulation U. Not, and not permit any of its Subsidiaries to, use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulation U.

           SECTION 9.9 Subsidiaries. Notwithstanding any provision of this Agreement to the contrary, not, and not permit any of its Subsidiaries to, create or permit to exist any Subsidiary other than the Subsidiaries listed on
Schedule 7.10 unless the Administrative Agent and the Lenders are promptly notified of the creation or existence of any such Subsidiary.

           SECTION 9.10 Other Agreements. Not, and not permit any of its Subsidiaries to, enter into any agreement containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith, (b) other than in connection with the issuance of the Letters of Credit under the Master Letter of Credit Agreement, the Pari Passu Credit Agreement or the SIG Note Agreement, prohibits or restricts the creation or assumption of any Lien (other than Permitted Liens) upon its properties, revenues or assets (whether now owned or hereafter acquired) as security for the Liabilities hereunder, (c) other than the SIG Note Agreement, prohibits or restricts the ability of any of its Subsidiaries to make dividends or advances or payments to the Borrower, (d) other than the Master Letter of Credit Agreement or the Pari Passu Credit Agreement, prohibits or restricts the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any other document executed in connection herewith, or (e) other than the SIG Note Agreement, constitutes an agreement to a limitation or restriction of the type described in clauses (a) through (d) with respect to any other Indebtedness.

           SECTION 9.11 Business Activities. Not, and not permit any of its Subsidiaries to engage in any type of business except (i) the businesses in which the Borrower and its Subsidiaries are engaged as of the date hereof, (ii) insurance and insurance-related businesses and insurance services of all types,
(iii) investment management services for Persons other than the Borrower and its Subsidiaries, and (iv) the acquisition or origination of financial assets, including but not limited to mortgage, automobile and other consumer finance loans, and the origination of securitizations based on such financial assets.

           SECTION 9.12 Change of Location or Name. Not, and not permit any of its Subsidiaries to, change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, in each case without first giving the Administrative Agent at least thirty (30) days' advance written notice thereof (which notice shall promptly be delivered to the Lenders by the Administrative Agent) and having taken any and all action required or desirable to maintain and preserve the Lien on Collateral in favor of the Collateral Agent for the benefit of the Lenders as contemplated hereby free and clear of any other Lien whatsoever except for Permitted Liens; provided, however, that notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries shall change the location of its principal place of business, chief executive office, major executive office, chief place of business or records concerning its business and financial affairs to any place outside the contiguous continental United States of America. SECTION 9.13 Transactions with Affiliates. Not, and not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement, Reinsurance Agreement, Surplus Relief Reinsurance Agreement, contract with or investment in any of its other Affiliates which is not a directly or indirectly wholly-owned Subsidiary of the Borrower unless such arrangement (a) is fair and equitable to the Borrower or such Subsidiary, (b) is of a sort which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates, and (c) is on terms which are not less favorable to the Borrower or such Subsidiary than are obtainable from a Person which is not one of its Affiliates.

           SECTION 9.14 Books of Business. Not, and not permit any of the Reliance Standard Insurance Companies, Safety National or any Acquired Person to, purchase books of insurance business with a purchase price which, when aggregated with the purchase price for all other books of business and for assets and capital stock purchases pursuant to Section 9.2(b), taken in the aggregate from and after December 5, 1996, exceeds thirty percent (30%) of the Consolidated Equity of the Borrower, determined as provided in Section 9.2(b).

           SECTION 9.15 Ownership of RSL, SIG Holdings and Safety National. (a) Not permit RSL-Texas to cease to own, free and clear of all Liens (other than Liens created under the Borrower Pledge Agreement and the Pari Passu Pledge Agreements), at least 100% of the outstanding shares of voting stock and voting power of RSL on a fully diluted basis, except as a result of any merger, consolidation, liquidation or dissolution referenced in clause (a) of the definition of Change of Control, whereafter this clause (a) shall apply to the Borrower rather than to RSL-Texas; (b) not cease to own, free and clear of all Liens (other than Liens created under the Borrower Pledge Agreement and the Pari Passu Pledge Agreement), at least 100% of the outstanding voting stock and voting power of SIG Holdings and (c) not permit SIG Holdings to cease to own, free and clear of all Liens (other than Liens created by the SIG Notes Pledge Agreement, the Amended and Restated SIG Holdings Pledge Agreement and the Pari Passu SIG

Holdings Pledge Agreement), at least 100% of the outstanding shares of voting stock and voting power of Safety National on a fully diluted basis.

           SECTION 10. FINANCIAL COVENANTS

           The Borrower agrees that, on and after the Effective Date and for so long thereafter as any Lender has any Commitment hereunder or any of the Liabilities remain unpaid or outstanding, it will:

           SECTION 10.1 Minimum Surplus. Not permit Capital and Surplus plus IMR/AVR of RSL to be less than $190,000,000 at any time and not permit Capital and Surplus of Safety National to be less than $155,000,000 at any time.

           SECTION 10.2 Consolidated Equity of the Borrower. Not permit Consolidated Equity of the Borrower at any time to be less than $550,000,000 plus 50% of the consolidated Net Income of the Borrower and its Subsidiaries for the period beginning on January 1, 2000 and ending on the applicable date of calculation. This calculation shall be made as of the end of each Fiscal Quarter for the Fiscal Quarter then ended.

           SECTION 10.3 Debt to Capital. Not permit the Debt to Capital Ratio to exceed 0.40:1 at any time during any Fiscal Year. This ratio shall be measured as of the end of each Fiscal Quarter for the Fiscal Quarter then ended.

           SECTION 10.4 Risk-Based Capital. Not permit the Risk-Based Capital of RSL to fall below 180% and not permit the Risk-Based Capital of Safety National to fall below 150%. This ratio shall be measured as of the end of each Fiscal Year for the Fiscal Year then ended.

           SECTION 10.5 Cash Coverage Ratio. Not permit the Cash Coverage Ratio of the Borrower to be less than 3.0 to 1 as of the end of any Fiscal Quarter.

           SECTION 11. CONDITIONS

           The effectiveness of this Agreement and the obligation of each of the Lenders to make its Loans as provided for hereunder is subject to the performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the following conditions precedent:

           SECTION 11.1 Effectiveness of Agreement; Initial Borrowing. In the case of the effectiveness of this Agreement and the initial Borrowing hereunder, the Administrative Agent shall have received on or before the Effective Date all of the following, each, except to the extent otherwise specified below, duly executed by a Responsible Officer of the Borrower, dated the Effective Date (or such earlier date as shall be satisfactory to the Administrative Agent and each of the Lenders), in form and substance satisfactory to the Administrative Agent, and each in sufficient number of signed counterparts to provide one for each Lender (except that with respect to the Notes, if any, to be delivered pursuant to Section 11.1.2 below, the Borrower shall be required to deliver one original Note to each of the respective Lenders):

                      11.1.1 An executed copy of this Agreement;

                      11.1.2 If requested by a Lender, an appropriately completed Note executed by a Responsible Officer of the Borrower payable to the order of such Lender in the amount set forth opposite such Lender's name on Schedule 2.1;

                      11.1.3 Favorable opinions of Chad Coulter, counsel to the Borrower, SIG Holdings and each of the Reliance Standard Insurance Companies, and Jeffrey Otto, general counsel of Safety National, substantially in the form of Exhibits E-1 and E-2, respectively, in each case, addressing such other legal matters as the Administrative Agent may require;

                      11.1.4 An executed Amended and Restated Borrower Pledge Agreement;

                      11.1.5 An executed Amended and Restated SIG Holdings Pledge Agreement;

                      11.1.6 An executed Collateral Sharing Agreement;

                      11.1.7 An officer's certificate of the Borrower substantially in the form of Exhibit F and dated as of the date hereof, signed by the president or a vice-president of the Borrower and attested to by the secretary or assistant secretary of the Borrower and SIG Holdings, together with certified copies of the Borrower's, the Reliance Standard Insurance Companies', SIG Holdings and Safety National's certificate or articles of incorporation, by-laws and, as to the Borrower and SIG Holdings, incumbency and resolutions;

                      11.1.8 Evidence of the good standing of the Borrower, and each of its Subsidiaries in the jurisdiction in which such Person is incorporated or domiciled;

                      11.1.9 Evidence that the Borrower shall have paid to the Administrative Agent and the Arranger the fees and expenses provided for herein (including, without limitation, the legal fees and expenses of McDermott, Will & Emery);

                      11.1.10 Evidence satisfactory to the Administrative Agent and the Collateral Agent that each of the Related Documents have been executed and delivered and are in full force and effect without amendment or modification except for amendments or modifications acceptable to the Administrative Agent and the Collateral Agent;

                      11.1.11 Certified copies of each material consent, license and approval required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the Related Documents;

                      11.1.12 Certificate of a Responsible Officer of the Borrower that there are no material insurance regulatory proceedings pending or threatened against any of the Reliance Standard Insurance Companies, SIG Holdings or Safety National;

                      11.1.13 A certificate of a Responsible Officer of the Borrower, dated the Effective Date, as to the matters set forth in Sections 11.3.2 through 11.3.5;

                      11.1.14 An officer's certificate, signed by a Responsible Officer of the Borrower, certifying that since December 31, 1999, no event has occurred which individually or in the aggregate could have a Material Adverse Effect;

                      11.1.15 A certified list of the Responsible Officers and directors of the Borrower;

                      11.1.16 A certified calculation of the Debt to Capital Ratio calculated based on Consolidated Funded Debt and Consolidated Equity of the Borrower as of the end of the Fiscal Quarter immediately preceding the Fourth Restatement Date; and

                      11.1.17 Such other information and documents as may reasonably be required or requested by the Administrative Agent and the Administrative Agent's counsel.

           SECTION 11.2 Acquisition Loans. In addition to the satisfaction of the conditions precedent in Section 11.1, the obligation of the Lenders to make Loans to consummate any Acquisition permitted by this Agreement is subject to the following further conditions precedent:

                      11.2.1 The Borrower shall have delivered to the Administrative Agent, the Collateral Agent and the Lenders in form and detail satisfactory to the Administrative Agent, the Collateral Agent and the Required Lenders,

                      (a) at least twenty (20) days prior to any requested Borrowing, a duly executed preliminary financing request, substantially in the form of Exhibit J, outlining the aggregate principal amount of any requested Borrowing which the Borrower will request to facilitate or consummate such Acquisition; and

                      (b) duly executed pledge agreements, security agreements, mortgages, hypothecation agreements, amendments, financing statements and other documents as the Collateral Agent and the Required Lenders shall deem necessary or appropriate whereby the Borrower or the applicable Subsidiary shall grant to the Collateral Agent, for the benefit of the Lenders, subject to the terms of the Collateral Sharing Agreement, a first priority lien on, and security interest in, (i) with respect to any Acquisition by the Borrower or any of its Subsidiaries (other than any Subsidiary which is an insurance company) of the type referenced in clause (b) of the definition of Acquisition, the capital stock or partnership or membership interests of such Acquired Person and (ii) with respect to any Acquisition by the Borrower or any of its Subsidiaries (other than any Subsidiary which is an insurance company) of the type referenced in clause (a) of the definition of Acquisition, the assets of such Acquired Person, in each case as the Collateral Agent and the Required Lenders shall request;

                      11.2.2 The Borrower shall have delivered to the Administrative Agent, the Collateral Agent and the Lenders certified copies of any acquisition agreements, letters of intent, asset purchase agreements, stock purchase agreements or other related documentation or instruments proposed to be executed and delivered in connection therewith as the Administrative Agent, the Collateral Agent or the Required Lenders shall request;

                      11.2.3 The Borrower shall have delivered to the Administrative Agent, the Collateral Agent and the Lenders such other information and documents as may reasonably be required or requested by the Administrative Agent, the Collateral Agent, the Required Lenders and the Administrative Agent's or the Collateral Agent's counsel.

           SECTION 11.3 All Loans. In addition to the satisfaction of the conditions precedent in Section 11.1, the obligation of each Lender to make each Loan is subject to the following further conditions precedent:

                      11.3.1 The Administrative Agent shall have received an appropriately completed Notice of Borrowing duly executed by the president or chief financial officer of the Borrower.

                      11.3.2 No Default exists or will result from the making of such Loan.

                      11.3.3 The representations and warranties of the Borrower contained in Section 7 and in the Related Documents, as updated from time to time in a manner reasonably acceptable to the Required Lenders, are true and correct in all material respects with the same effect as though made (in such updated form) on the Effective Date.

                      11.3.4 No Material Litigation exists except as disclosed on Schedule 7.8, and since the Effective Date no Material Litigation Development has occurred with respect to any Litigation so disclosed on Schedule 7.8.

                      11.3.5 No Letter of Credit shall be drawn and unreimbursed under the Master Letter of Credit Agreement.

                      11.3.6 No Default or Event of Default shall exist under the Pari Passu Credit Agreement.

                 SECTION 12. EVENTS OF DEFAULT AND THEIR EFFECT

           SECTION 12.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                      12.1.1 Non-Payment of Loans, etc.

                      (a) Default in the payment or prepayment when due of any principal of or interest on any Loan; or

                      (b) Default and continuance for five (5) days in the payment when due of any other amount owing by the Borrower pursuant to this Agreement or any Related Documents.

                      12.1.2 Non-Payment of Other Indebtedness. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness in respect of this Agreement) in an aggregate amount at any one time in excess of $5,000,000 or default in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default in performance or observance is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

                      12.1.3 Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Borrower or any of its Subsidiaries applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Borrower or any of its Subsidiaries or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or any of its Subsidiaries or for a substantial part of the property of any thereof and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Borrower or any of its Subsidiaries and if such case or proceeding is not commenced by the Borrower or any of its Subsidiaries, it is consented to or acquiesced in by the Borrower or any of its Subsidiaries or remains for thirty (30) days undismissed; or the Borrower or any of its Subsidiaries takes any corporate action to authorize, or in furtherance of, any of the foregoing.

                      12.1.4 Defaults Under this Agreement. Failure by the Borrower to comply with or perform any of the covenants or agreements of the Borrower set forth in Sections 8.1.9, 9 (other than Sections 9.5, 9.7, 9.9 and 9.12 which shall be governed by Section 12.1.5) or 10.

                      12.1.5 Other Noncompliance with this Agreement. Failure by the Borrower or any of its Subsidiaries to comply with or perform any other provision of this Agreement or the Related Documents applicable to it (other than those listed in Sections 12.1.1, 12.1.2, 12.1.4 or those constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for thirty (30) days after notice thereof to the Borrower from the Administrative Agent.

                      12.1.6 Representations and Warranties. Any representation or warranty made by the Borrower, or any of its Subsidiaries herein or in any of the Related Documents is false or misleading in any material respect as of the date hereof or as of the date hereafter certified, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Borrower, or any of its Subsidiaries to the Administrative Agent, the Collateral Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

                      12.1.7 Pension Plans. With respect to any Single Employer Pension Plan there shall exist a deficiency of more than $10,000,000 in the plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such plan, and (a) such plan is terminated or (b) the Borrower or any other member of its Controlled Group withdraws from or institutes steps to withdraw from such plan and such withdrawal is reasonably likely to result in liability to the Borrower in excess of $10,000,000, or (c) a Reportable Event shall occur with respect to such plan which constitutes reasonable grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or any successor thereto and which is reasonably likely to result in liability of the Borrower in excess of $10,000,000.

                      12.1.8 Adverse Judgment. One or more final judgments or decrees (other than judgments or decrees against any Subsidiary which is an insurance company in the ordinary course of business) shall be entered against the Borrower or any of its Subsidiaries involving, in the aggregate, a liability (not covered by collectible insurance or indemnification) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, satisfied, discharged or stayed or bonded pending appeal within ten (10) consecutive days from the entry thereof.

                      12.1.9 Related Documents. The Borrower or any of its Subsidiaries shall fail to comply with any of the provisions of the Related Documents applicable to it within any applicable grace period; or any of the Related Documents shall fail to remain in full force and effect and such failure shall continue for ten (10) days; or any action shall be taken by the Borrower or any of its Subsidiaries to discontinue any of the Related Documents or to assert the invalidity of any thereof.

                      12.1.10 Change in Control. The occurrence of a Change in Control.

                      12.1.11 Default under Master Letter of Credit Agreement; Pari Passu Credit Agreement. The occurrence of an Event of Default as defined in the Master Letter of Credit Agreement or the Pari Passu Credit Agreement.

           SECTION 12.2 Effect of Event of Default. If any Event of Default described in Section 12.1.3 shall occur and be continuing, the Commitments (if they have not theretofore terminated) shall immediately and automatically terminate and all Liabilities shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind which presentment, demand, protest and notice are hereby expressly waived; and, in the case of any other Event of Default, the Administrative Agent may (or shall, upon the written request of the Required Lenders) declare the Commitments (if they have not theretofore terminated) to be terminated and all Liabilities to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without presentment, demand, protest or notice of any kind (which presentment, demand, protest or notice are hereby expressly waived). The Administrative Agent shall promptly advise the Borrower and each Lender of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing or any provision of Section 15.1, the effect as an Event of Default of any event described in Section 12.1.3 may only be waived by the written concurrence of the Lenders holding 100% of the aggregate unpaid principal amount of the Loans, and the effect as an Event of Default of any other event described in this Section 12 may be waived as provided in Section 15.1.

           SECTION 13. THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

           SECTION 13.1 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent and the Collateral Agent (collectively, the "Agents") to take such action as agent on its behalf and to exercise such powers to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, together with such other action as may be reasonably incidental thereto. As to matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of this Agreement or any Related Documents) the Agents shall not be required to exercise any discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders and such instructions shall be binding upon all Lenders. Under no circumstances shall the Agents be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or to the Related Documents or applicable law.

           SECTION 13.2 Liability of the Agents. No Agent-Related Person shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the Related Documents, except for its or their own gross negligence or willful misconduct.

Without limiting the generality of the foregoing, the Agents (a) may treat any Lender as such until such Agent receives an executed Assignment Agreement entered into between a Lender and an Eligible Assignee pursuant to Section 14.1;
(b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts or consultants selected by it;
(c) shall not be liable for any action taken or omitted to be taken in good faith by such Agent in accordance with the advice of counsel, accountants, consultants or experts; (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations, whether written or oral, made in or in connection with this Agreement or the Related Documents; (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, obligations, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including, without limitation, any books and records) of the Borrower; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Related Document, any Collateral or other support or security, or any other document furnished in connection with any of the foregoing; and (g) shall incur no liability under or in respect of this Agreement or any Related Document by action upon any written notice, statement, certificate, order, telephone message, facsimile or other document which such Agent believes in good faith to be genuine and correct and to have been signed, sent or made by the proper Person.

           SECTION 13.3 Bank of America and Affiliates. With respect to the Loans made by it, Bank of America shall have the same rights and powers under this Agreement and the Related Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Bank of America in its individual capacity. Bank of America and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any of its Subsidiaries, all as if Bank of America were not the Administrative Agent or the Collateral Agent and without any duty to account therefor to the Lenders. The Lenders hereby acknowledge that Bank of America also serves as administrative agent and collateral agent for the lenders under the Pari Passu Credit Agreement, and serves as administrative agent for the lenders under the Master Letter of Credit Agreement.

           SECTION 13.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on the financial statements referred to in Section 7.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

           SECTION 13.5 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify each Agent-Related Person (to the extent not reimbursed by the Borrower), ratably according to their Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or assessed against any such Agent-Related Person in any way relating to or arising out of this Agreement or the Related Documents, or any action taken or omitted by any Agent-Related Person under this Agreement or the Related Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent-Related Person's gross negligence or willful misconduct. Without limiting any of the foregoing, each Lender agrees to reimburse each Agent-Related Person promptly upon demand for its Percentage of any expenses (including reasonable counsel fees) incurred by such Agent-Related Person in connection with the preparation, execution, delivery, administration, modification, amendment, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement or the Related Documents to the extent that such Agent-Related Person is not reimbursed for such expenses by the Borrower. All obligations provided for in this Section 13.5 shall survive termination of this Agreement.

           SECTION 13.6 Successor Agents. Either Agent may resign at any time and either Agent may be removed at any time with cause by the Required Lenders upon thirty (30) days prior written notice thereof to the Administrative Agent or the Collateral Agent, as applicable. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor agent. If no successor agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within thirty (30) days after the retiring agent's giving of notice of resignation or the Required Lenders' removal of the retiring agent, then the retiring agent may, on behalf of the Lenders, appoint a successor agent which shall be a commercial bank having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations in its capacity as agent under this Agreement. After any retiring agent's resignation or removal hereunder as agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

           SECTION 13.7 Collateral Matters. (a) The Collateral Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Related Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Related Documents.

              (b) The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Liabilities known to the Collateral Agent and payable under this Agreement or any Related Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower or any of its Subsidiaries owned no interest at the time such Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any of its Subsidiaries under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in Section 15.1. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 13.7.

              (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrower or any of its Subsidiaries) that the Borrower's obligation to such Lender under this Agreement and the Related Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender.

           SECTION 13.8 Co-Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

           SECTION 14. ASSIGNMENTS AND PARTICIPATIONS

           SECTION 14.1 Assignments.

                      (a) Each Lender shall have the right at any time to assign, with the consent of the Administrative Agent and the Borrower (which consent will not unreasonably be withheld), to any Eligible Assignee, all or any part of such Lender's rights and obligations under this Agreement and the Related Documents including its rights in respect of its Loan and its Note. Any such assignment shall be pursuant to an assignment agreement, substantially in the form of Exhibit G (an "Assignment Agreement"), duly executed by such Lender and the Eligible Assignee, and acknowledged by the Administrative Agent. Although its failure to do so will not affect any of the rights or obligations provided for therein or herein, the Borrower agrees, if it has consented to an assignment hereunder, to duly acknowledge any Assignment Agreement executed by any assigning Lender promptly after its receipt of the same.

                      (b) Each assignment may be made on a pro rata or non-pro rata basis, at the option of the assigning Lender, with respect to all rights and obligations of the assigning Lender including the Loans and its Note. Each assignment shall be in an amount equal to or in excess of $5,000,000 (except for assignments of the entire unpaid balance, if less than $5,000,000, of the Loans of a Lender or to another Lender). In the case of any such assignment, upon the fulfillment of the conditions in Section 14.1(c), this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee, and such Eligible Assignee shall for all purposes be a Lender party hereto and shall have, to the extent of such assignment, the same rights and obligations as a Lender hereunder.

                      (c) An assignment shall become effective hereunder when all of the following shall have occurred:

                                 (i) the Assignment Agreement shall have been
                      executed by the parties thereto,

                                 (ii) the Assignment Agreement shall have been
                      acknowledged by the Administrative Agent and consented to by the Borrower (which consent shall not be unreasonably withheld),

                                 (iii) the assigning Lender shall pay a
                      processing fee of $3,000 to the Administrative Agent for its own account; provided that the Eligible Assignee shall be solely responsible for such processing fee with respect to any assignment pursuant to Section 5.9, and

                                 (iv) the assigning Lender and the
                      Administrative Agent shall have agreed upon a date upon which such assignment shall become effective. Upon such assignment becoming effective, the Administrative Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Lender, in proportion to the percentage of the assigning Lender's rights transferred, to the Eligible Assignee.

                      (d) Upon the effectiveness of any assignment, the assigning Lender shall be relieved from its obligations hereunder to the extent of the obligations so assigned (except to the extent, if any, that the Borrower, any other Lender or the Administrative Agent have rights against such assigning Lender as a result of any default by such Lender under this Agreement). Promptly following the effectiveness of each assignment, the Administrative Agent shall furnish to the Borrower and each Lender a revised Schedule 2.1, revised to reflect such assignment. Notwithstanding anything contained in this Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided, that no such assignment shall release a Lender from any of its obligations hereunder.


           SECTION 14.2 Participations.

                      (a) Each Lender may grant participations in all or any part of its Commitment, its Loans and its Note to any commercial bank or other financial institution. A participant shall not have any rights under this Agreement or any other document delivered in connection herewith (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto, which agreement with respect to such participation shall not restrict such Lender's ability to make any modification, amendment or waiver to this Agreement without the consent of the participant except that the consent of such participant may be required in connection with matters requiring the consent of all of the Lenders under Section 15.1). Notwithstanding the foregoing, each participant shall have the rights of a Lender pursuant to Section 4.6 and 5; provided that with respect to Section 5, the Borrower's liability shall be no greater than if such Lender had not participated its Commitment and Loans to such participant hereunder. All amounts payable by the Borrower under this Agreement shall be determined as if the Lender had not sold such participation. In the event of any such sale by a Lender of participating interests to a participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any obligation for all purposes under this Agreement, and the Borrower, the Administrative Agent and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                      (b) Limitation of Rights of any Participant.
           Notwithstanding anything in the foregoing to the contrary,

                                 (i) no participant shall have any direct rights
                      hereunder,

                                 (ii) the Borrower, the Administrative Agent,
                      the Collateral Agent and the Lenders, other than the selling Lender, shall deal solely with the selling Lender and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the participant,

                                 (iii) no participation shall relieve the
                      selling Lender of any of its other obligations hereunder and such Lender shall remain solely responsible for the performance thereof, and

                                 (iv) except as agreed by the Lender and its
                      participant to the extent permitted under Section 14.2(a), no participant, other than an affiliate of the selling Lender, shall be entitled to require such Lender to take or omit to take any action hereunder, except that such Lender may agree with such participant that such Lender will not, without participant's consent, take any action which would, affect any principal, interest or fee in which the participant has an ownership or beneficial interest.

           SECTION 14.3 Disclosure of Information. The Borrower authorizes each Lender to disclose to any participant, assignee or Eligible Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower and its Subsidiaries which has been delivered to such Lender by the

Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement or which has been delivered to such Lender by the Borrower pursuant to this Agreement; provided, that such information is public information at the time of disclosure or such Lender has obtained a confidentiality letter from such Transferee, substantially in the form of Exhibit K, prior to such disclosure (except that, in connection with disclosure to a Transferee or prospective Transferee that is an insurance company or an Affiliate of an insurance company, such Lender shall obtain the prior written consent of the Borrower). Each Lender by executing this Agreement agrees to be bound by the confidentiality provision set forth in Exhibit K to the same extent required of a Transferee therein and such provisions shall be deemed to be incorporated herein by reference thereto.

           SECTION 14.4 Foreign Transferees. If, pursuant to this Section 14, any interest in this Agreement or any Loan or a Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee (other than any participant), and may cause any participant, concurrently with the effectiveness of such transfer,

                      (a) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent, the Collateral Agent and the Borrower) that under applicable law and treaties no Taxes will be required to be withheld by the Administrative Agent,

                      (b) to represent to the Borrower or the transferor Lender that under applicable law and treaties no Taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of the Loans or a Note,

                      (c) to furnish to the transferor Lender, the Administrative Agent and the Borrower either U.S. Internal Revenue Service Form W-8BEN or any successor thereto or U.S. Internal Revenue Service Form W-8ECI or any successor thereto (wherein such transfer claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and

                      (d) to agree (for the benefit of the transferor Lender, the Administrative Agent, the Collateral Agent and the Borrower) to provide the transferor Lender, the Administrative Agent and the Borrower a new Form W-8BEN or any successor thereto or Form W-8ECI or any successor thereto upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                            SECTION 15. MISCELLANEOUS

           SECTION 15.1 Waivers and Amendments. The provisions of this Agreement and of each Related Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver:

                      (a) which would modify any requirement hereunder that any particular action be taken by all Lenders or by the Required Lenders, shall be effective without the consent of each Lender;

                      (b) which would modify this Section 15.1, change the definition of "Required Lenders," change any Percentage for any Lender (except pursuant to an Assignment Agreement), reduce any fees or any other amount payable to any Lender, extend the Termination Date, or subject any Lender to any additional obligations, shall be effective without the consent of each Lender;

                      (c) which would permit the release of all or substantially all of the Collateral, shall be effective without the consent of each Lender;

                      (d) which would extend the due date for, or reduce the amount of, any payment or prepayment (including, without limitation, any prepayment required pursuant to Section 4.3) of principal of or interest on any Loan, or fee shall be effective without the consent of each Lender; provided that any Lender may waive any fees payable to such Lender hereunder without the consent of any other Lender; or

                      (e) which would affect adversely the interests, rights or obligations of the Administrative Agent or the Collateral Agent (each in such capacity), shall be effective without consent of the Administrative Agent or the Collateral Agent, respectively.

           SECTION 15.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party at its address, facsimile or telex number set forth on the signature pages hereof or such other address, facsimile or telex number as such party may hereafter specify for such purpose by written notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (a) if given by facsimile or telex, when such facsimile or telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (b) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section, provided that notices to the Administrative Agent under Sections 3, 4 and 13 shall not be effective until received by the Administrative Agent.

           SECTION 15.3 Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any margin stock (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

           SECTION 15.4 Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Administrative Agent, the Collateral Agent and, with respect to clause (d) below after the occurrence of an Event of Default, the Lenders (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Collateral Agent and the Lenders and of local counsel, if any, who may be retained by such counsel) in connection with

                      (a) the negotiation, preparation, execution and delivery of this Agreement and of each Related Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any Related Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated, and

                      (b) the filing, recording, refiling or rerecording of any of the Related Documents (including the Pledge Agreements) and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Related Documents, and

                      (c) the preparation and/or review of the form of any document or instrument relevant to this Agreement or any Related Document, and

                      (d) the negotiation of any restructuring or "work-out", whether or not consummated, of any Liabilities.

The Borrower further agrees to pay, and to save the Co-Agents, the Administrative Agent, the Collateral Agent and the Lenders harmless from all liability for, any stamp or other Taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes or any other Related Documents. The Borrower also agrees to reimburse the Co-Agents, the Administrative Agent, the Collateral Agent and each Lender upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent, the Collateral Agent or such Lender in connection with the enforcement of any Liabilities and the consideration of legal issues relevant thereto. All obligations of the Borrower provided for in this Section 15.4 shall survive termination of this Agreement.

           SECTION 15.5 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify the Administrative Agent the Collateral Agent, each Lender and each of their respective directors, officers, employees, persons controlling or controlled by any of them or their respective agents, consultants, attorneys and advisors (the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind to which any of the Indemnified Parties may become subject, whether directly or indirectly (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Party), relating to or arising out of this Agreement, the Related Documents or any actual or proposed use of the proceeds of the Loans hereunder; provided, that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations of the Borrower provided for in this Section 15.5 shall survive termination of this Agreement.

           SECTION 15.6 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

           SECTION 15.7 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

           SECTION 15.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. ALL OBLIGATIONS OF THE BORROWER AND RIGHTS OF THE CO-AGENTS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS IN RESPECT OF THE LIABILITIES EXPRESSED HEREIN OR IN THE RELATED DOCUMENTS SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY APPLICABLE LAW.

           SECTION 15.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. When counterparts executed by all the parties shall have been lodged with the Administrative Agent (or, in the case of any Lender as to which an executed counterpart shall not have been so lodged, the Administrative Agent shall have received telegraphic, facsimile, telex or other written confirmation from such Lender of execution of a counterpart hereof by such Lender), this Agreement shall become effective as of the Effective Date, and at such time the Administrative Agent shall notify the Borrower and each Lender.

           SECTION 15.10 SUBMISSION TO JURISDICTION; WAIVER OF VENUE. THE BORROWER, ON BEHALF OF ITSELF AND EACH SUBSIDIARY, (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATED DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT, AND (B) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE CO-AGENTS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY

LENDER OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 15.10. THE BORROWER, ON BEHALF OF ITSELF AND EACH SUBSIDIARY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY THE BORROWER, ANY SUBSIDIARY, THE CO-AGENTS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 15.10 AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE BORROWER ON BEHALF OF ITSELF AND EACH SUBSIDIARY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

           SECTION 15.11 Service of Process. The Borrower on behalf of itself and each Subsidiary has appointed CT Corporation System (the "Process Agent"), with an office on the date hereof at 208 South LaSalle Street, Chicago, Illinois 60604, United States, as its agent to receive on behalf of the Borrower and its Subsidiaries and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, provided that a copy of such process is also mailed by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section
15.2. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Borrower agrees to indemnify such Process Agent in connection with all matters relating to its appointment as agent of the Borrower for such purposes, to enter into any agreement relating to such appointment which such Process Agent may customarily require, and to pay such Process Agent's customary fees upon demand. As an alternative method of service, the Borrower for itself and its Subsidiaries also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified pursuant to Section 15.2. Nothing in this Section 15.11 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

           SECTION 15.12 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                      (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and all the Lenders; and

                      (b) the rights of the Lenders to make assignments or grant participations are subject to the provisions of Section 14.

           SECTION 15.13 WAIVER OF JURY TRIAL. THE BORROWER, THE CO-AGENTS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY RELATED DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

           SECTION 15.14 Replacement of Existing Credit Agreement. This Agreement amends and restates the Existing Credit Agreement, and each of the Notes amends and restates and is issued in substitution for each of the Existing Notes. Upon the effectiveness of this Agreement: (a) each of the Lenders, as applicable, shall return its Existing Note to the Borrower, marked to indicate that the Existing Note has been replaced by the Note; and (b) all loans made pursuant to the Existing Credit Agreement outstanding on such date shall be deemed to be loans hereunder, shall be evidenced by the Notes, if any, and shall be entitled to all of the benefits and bear all of the obligations of this Agreement.

           Delivered at Chicago, Illinois, as of the day and year first above written.

                               DELPHI FINANCIAL GROUP, INC.


                               By:  /s/ Robert M. Smith, Jr.
                                    -----------------------------------
                               Name:  Robert M. Smith, Jr.
                                      ---------------------------------
                               Title:  Executive Vice President
                                      ---------------------------------
                               Notice Address

                               Address: 1105 North Market St., Suite 1230
                                        -------------------------------
                                        Wilmington, DE 19899
                                        -------------------------------
                               Attention: President
                                          -----------------------------
                               Telephone: (302) 478-5142
                                          -----------------------------
                               Facsimile:  (302) 427-7663
                                          -----------------------------


                               With a copy to:

                               Delphi Capital Management, Inc.
                               153 East 53rd Street, 49th Floor
                               New York, NY   10022
                               Attention: President
                               Telephone:  (212) 838-7000
                               Facsimile: (212) 319-6171

                                       BANK OF AMERICA, N.A., IN ITS CAPACITY AS
                                       ADMINISTRATIVE AGENT AND COLLATERAL AGENT


                                       By:  /s/  Elizabeth W.F. Bishop
                                            -----------------------------------
                                       Name:  Elizabeth W.F. Bishop
                                              ---------------------------------
                                       Title:  Principal
                                               --------------------------------

                                       BANK OF AMERICA, N.A., IN ITS
                                       INDIVIDUAL CORPORATE CAPACITY


                                       By:  /s/ Elizabeth W.F. Bishop
                                            -----------------------------------
                                       Name:  Elizabeth W.F. Bishop
                                              ---------------------------------
                                       Title:  Principal
                                               --------------------------------


                                       Administrative Matters

                                       Address:    901 Main Street
                                                   Dallas, TX  75202-5713
                                       Attention:  Karyn L. Rogers
                                       Telephone:  (214) 209-2136
                                       Facsimile:  (214) 290-9484


                                       Credit Related Matters

                                       Address:     231 South LaSalle Street
                                                    Chicago, Illinois 60697
                                       Attention:   Elizabeth Bishop
                                       Telephone:   (312) 828-6550
                                       Facsimile:   (312) 987-0889

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
                                        FIRST UNION NATIONAL BANK



                                       By:  /s/ Thomas L. Stitchberry
                                            -----------------------------------
                                       Name:  Thomas L. Stitchberry
                                              ---------------------------------
                                       Title:  Senior Vice President
                                               --------------------------------


                                       Address:    1339 Chestnut Street
                                                   Mail Code PA 4819
                                                   Philadelphia, PA  19107
                                       Attention:  Verna Prentice
                                       Telephone:  (215) 786-4356
                                       Facsimile:  (215) 786-4114

                                        FLEET NATIONAL BANK



                                       By:  /s/ Lisa A. Pile
                                            -----------------------------------
                                       Name:  Lisa A. Pile
                                              ---------------------------------
                                       Title:  Assistant Vice President
                                               --------------------------------


                                       Address:    777 Main Street
                                                   Hartford, CT  06115
                                       Attention:  Anson Harris
                                       Telephone:  (860) 986-7518
                                       Facsimile:  (860) 986-1264

                                       THE BANK OF NEW YORK



                                       By:  /s/ Evan Glass
                                            -----------------------------------
                                       Name:  Evan Glass
                                              ---------------------------------
                                       Title:  Assistant Vice President
                                               --------------------------------


                                       Address:    Insurance Division
                                                   One Wall Street, 17th FL
                                                   New York, NY  10286
                                       Attention:  Benjamin L. Balkind
                                       Telephone:  (212) 635-6407
                                       Facsimile:  (212) 809-9520